UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 23, 2007

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2007 Annual Meeting of Stockholders of Altria Group, Inc. to be held on Thursday, April 26, 2007 at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At this year’s meeting, we will vote on the election of eleven directors, the ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent auditors and, if properly presented, five proposals from stockholders. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules. While they may seem strict to some, they assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-800-367-5415

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

NOTICE OF 2007 ANNUAL MEETING OF

STOCKHOLDERS OF ALTRIA GROUP, INC.

TIME:	9:00 a.m. on Thursday, April 26, 2007

PLACE:	The Kraft Foods Inc. Robert M. Schaeberle Technology Center
188 River Road
East Hanover, New Jersey

ITEMS OF BUSINESS:	1) To elect eleven directors.

2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2007.

3) To vote on five stockholder proposals, if properly presented at the meeting.

4) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Stockholders of record on March 5, 2007.

2006 ANNUAL REPORT:	A copy of our 2006 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 23, 2007.

G. Penn Holsenbeck
Vice President and Corporate Secretary

March 23, 2007

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

ALTRIA GROUP, INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 23, 2007

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2007

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2007 Annual Meeting of Stockholders of Altria Group, Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 23, 2007.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 5, 2007, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record on the record date is entitled to one vote for each share of common stock held. On March 5, 2007, there were 2,099,941,658 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Charles R. Wall have been designated as proxies for the 2007 Annual Meeting of Stockholders.

2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2007 Annual Meeting of Stockholders is March 5, 2007. The record date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)    receive notice of the meeting; and

(b)    vote at the meeting and any adjournments or postponements of the meeting.

3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.    HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by April 20, 2007 by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017, facsimile: 1-800-352-6172 (from within the United States) or 1-914-272-0985 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 5, 2007.

5.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing in their completed and signed proxy card (in the case of registered stockholders) or their completed and signed vote instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:    All registered stockholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c)    In Person:    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.    HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2008 Annual Meeting of Stockholders, stockholders may:

(a)    vote in favor of all nominees;

(b)    vote to withhold votes as to all nominees; or

(c)    withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast. However, pursuant to the Board of Directors’ Corporate Governance Guidelines, any director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

The Board recommends a vote “FOR” all of the nominees.

9.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company, stockholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH STOCKHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THESE STOCKHOLDER PROPOSALS?

A separate vote will be held on each stockholder proposal that is properly presented at the meeting. When voting on each of the stockholder proposals, stockholders may:

(a)    vote in favor of the proposal;

(b)    vote against the proposal; or

(c)    abstain from voting on the proposal.

A stockholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the shareholder proposals.

11.    WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP and AGAINST each of the stockholder proposals.

12.    WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 5, 2007. Each share of common stock is entitled to one vote. As of March 5, 2007, we had 2,099,941,658 shares of common stock outstanding.

13.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

14.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43075, Providence, RI 02940-3075 or you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

15.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

16.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

17.    MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two (2) minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders are requested to direct questions and comments to the Chairman and should confine their remarks to matters that relate directly to the business of the meeting.

18.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 5, 2007, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. One of the meetings is held at an offsite location for several days each year to review the Company’s strategic plan. The Board held nine meetings in 2006. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2006, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served. In addition, all eleven nominees for director attended the 2006 Annual Meeting of Stockholders.

The Board has adopted Corporate Governance Guidelines which are attached to this proxy statement as Exhibit A. In addition, the Company has adopted the Altria Code of Conduct for Compliance and Integrity, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a code of business conduct and ethics that applies to the members of the Company’s Board. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s website, www.altria.com/governance, and will be provided free of charge to any stockholders requesting a copy by writing to: Corporate Secretary, Altria Group, Inc., 120 Park Avenue, New York, NY 10017.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Approve agendas and schedules for Board meetings;
•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

Robert E. R. Huntley currently serves as the Presiding Director.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various separately-designated standing committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are attached as Exhibits to this proxy statement and are available on the Company’s website at www.altria.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is included as Exhibit B of this proxy statement. The Committee was established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934. It met ten times in 2006. The current members of the committee are: Lucio A. Noto (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; John S. Reed; and Stephen M. Wolf. See pages 52 to 53 for further matters related to the Audit Committee, including its Report for the year 2006.

The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto and at least one other member of the Committee are “audit committee financial experts” within the meaning set forth in regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2006 from Altria Group, Inc. or its subsidiaries other than compensation received as a director of Altria Group, Inc.

The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Compensation Committee Charter, which is included as Exhibit C of this proxy statement. This committee met six times in 2006. The current members of the committee are: John S. Reed (Chair); Elizabeth E. Bailey; Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; Lucio A. Noto; and Stephen M. Wolf. See pages 19 through 51 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 22 through 34.

The Executive Committee has the responsibilities set forth in the Executive Committee Charter, which is included as Exhibit D of this proxy statement. This committee did not meet in 2006. The current members of the committee are: Louis C. Camilleri (Chair); Elizabeth E. Bailey; Mathis Cabiallavetta; Robert E. R. Huntley; Lucio A. Noto; John S. Reed; and Stephen M. Wolf.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is included as Exhibit E of this proxy statement. This committee met three times in 2006. The current members of the committee are: Mathis Cabiallavetta (Chair); Harold Brown; Louis C. Camilleri; J. Dudley Fishburn; Robert E. R. Huntley; Thomas W. Jones; Lucio A. Noto; and John S. Reed.

The Nominating and Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. This committee has the responsibilities set forth in the Nominating and Corporate Governance Committee Charter, which is included as Exhibit F of this proxy statement. This committee met five times in 2006. The current members of the committee are: Stephen M. Wolf (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Thomas W. Jones; and John S. Reed. See page 9 for a description of the process the Nominating and Governance Committee follows in nominating directors.

The Public Affairs and Social Responsibility Committee has the responsibilities set forth in the Public Affairs and Social Responsibility Committee Charter, which is included as Exhibit G of this proxy statement. This committee met two times in 2006. The current members of the committee are: Elizabeth E. Bailey (Chair); Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; and Stephen M. Wolf.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2008 Annual Meeting.”

The Nominees

It is proposed that eleven directors, ten of whom are independent, non-employee directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and was elected by the stockholders at the 2006 Annual Meeting.

Independence of Nominees

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines, which is attached to this proxy statement as Exhibit A and is also available at

www.altria.com/governance. Each of the above-named nominees qualifies as independent under these standards. In making its affirmative determination that these directors are independent, the Nominating and Corporate Governance Committee considered the fact that Mr. Cabiallavetta and immediate family members (as defined in the Policy on Related Person Transactions attached as Exhibit H hereto) of Directors Bailey, Cabiallavetta, Fishburn, Jones, Noto and Reed are employed by entities with which the Company or its subsidiaries do business in the ordinary course on terms comparable to those provided to unrelated third parties and that neither Mr. Cabiallavetta nor any such immediate family member is involved in or directly benefits from such business. The Committee determined that none of these transactions created a direct or indirect material benefit to the directors.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Elizabeth E. Bailey John C. Hower Professor of Business and Public Policy, The Wharton School of the University of Pennsylvania, Philadelphia, PA Director since 1989 Age: 68	Dr. Bailey assumed her present position in July 1991, having served from July 1990 to June 1991 as a professor of industrial administration at Carnegie-Mellon University and as a visiting scholar at the Yale School of Organization and Management. From 1983 to 1990, she was Dean of the Graduate School of Industrial Administration of Carnegie-Mellon University. Dr. Bailey serves as a director of Teachers Insurance and Annuity Association and CSX Corporation, and as a trustee of The Brookings Institution and the National Bureau of Economic Research. Dr. Bailey is Chair of the Public Affairs and Social Responsibility Committee and a member of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Harold Brown Counselor, Center for Strategic and International Studies, Washington, DC Director, 1983-2003 Director since 2004 Age: 79	Dr. Brown has been a Counselor at the Center for Strategic and International Studies since 1992. He was a partner of Warburg Pincus, a leading private equity firm, from 1990 until he retired from the firm in January 2007. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is President Emeritus of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981. Dr. Brown is a member of the board of directors of Evergreen Holdings, Inc. and is a trustee of the California Institute of Technology, the Trilateral Commission (North America) and the RAND Corporation. Dr. Brown served as a director of the Company from 1983 to April 2003, and was re-elected a director of the Company in December 2004. Dr. Brown is a member of the Compensation, Finance and Public Affairs and Social Responsibility Committees.

Mathis Cabiallavetta Vice Chairman, Marsh & McLennan Companies, Inc., New York, NY Chairman, MMC International, New York, NY Director since 2002 Age: 62	Mr. Cabiallavetta is Vice Chairman of Marsh & McLennan (“MMC”) and also is Chairman of MMC International. From 2000 to 2004, he served as a director of MMC and he has been a member of MMC’s International Advisory Board since 1993. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland AG, which he joined in 1971. Mr. Cabiallavetta serves as a director of the Swiss American Chamber of Commerce. He is Chair of the Finance Committee and a member of the Executive Committee.

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2002 Age: 52	Mr. Camilleri is the Chairman and Chief Executive Officer of the Company, positions he has held since August 2002 and April 2002, respectively. Previously, from November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of the Company. He has been employed continuously by the Company and its subsidiaries in various capacities since 1978. Mr. Camilleri is Chair of the Executive Committee and a member of the Finance Committee. He is Chairman of Kraft Foods Inc. Following completion of the announced spin-off of Kraft, Mr. Camilleri will step down as Chairman, but remain a director of Kraft.

J. Dudley Fishburn Chairman, HFC Bank (UK) United Kingdom Director since 1999 Age: 60	Mr. Fishburn is the Chairman of HFC Bank (UK). Previously, he was a Conservative Member of Parliament in the United Kingdom from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years. Mr. Fishburn serves as a director of HSBC Bank plc (UK), HSBC (Finance) Inc., Henderson Smaller Companies Investment Trust plc (UK), and Beazley Group plc. He is a trustee of the Liver Research Trust and the Peabody Housing Trust. Mr. Fishburn is a member of the Audit, Compensation, Finance, Nominating and Corporate Governance and Public Affairs and Social Responsibility Committees.

Robert E. R. Huntley Retired lawyer, educator and businessman Director since 1976 Age: 77	Mr. Huntley retired as counsel to the law firm of Hunton & Williams in December 1995, a position he had held since December 1988. Previously, Mr. Huntley had served as Chairman, President and Chief Executive Officer of Best Products Co., Inc., Professor of Law at Washington and Lee School of Law and President of Washington and Lee University. He is the Presiding Director, and a member of the Audit, Compensation, Executive, Finance and Public Affairs and Social Responsibility Committees.

Thomas W. Jones Senior Partner, TWJ Capital LLC Stamford, CT Director since 2002 Age: 57	Mr. Jones assumed his position as Senior Partner of TWJ Capital LLC in May 2005. Previously, he held the position of Chairman and Chief Executive Officer of Global Investment Management with Citigroup Inc. from August 1999 to October 2004. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until August 1999. Prior to joining Travelers Group, Mr. Jones served as Vice Chairman of TIAA-CREF, the largest pension system in the United States, from 1993 to 1997. Mr. Jones currently serves as a director of the following privately held companies: Game Trust, Kool Span, Inc., and Floor and Décor Outlets of America. He is also a trustee emeritus of Cornell University. Mr. Jones is a member of the Finance and Nominating and Corporate Governance Committees.

George Muñoz Principal, Muñoz Investment Banking Group, LLC, Washington, DC Partner, Tobin, Petkus & Muñoz, Chicago, IL Director since 2004 Age: 55	Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin, Petkus & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department. He is a member of the Board of Directors of Marriott International, Inc., and Anixter International, Inc. He also serves on the Board of Trustees of the National Geographic Society. Mr. Muñoz is a member of the Audit and Public Affairs and Social Responsibility Committees.

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY, energy investment company Director since 1998 Age: 68	Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962. Mr. Noto is a director of Commercial International Bank, Cairo, International Business Machines Corporation, Shinsei Bank Limited, United Auto Group, Inc and Stem Cell Innovations. He also serves on the International Advisory Panel of TEMASEK (Singapore). He is Chair of the Audit Committee and a member of the Compensation, Executive and Finance Committees.

John S. Reed Former Chairman, New York Stock Exchange Retired Chairman and Co-CEO, Citigroup Inc., New York, NY Director, 1975-2003 Director since 2004 Age: 68	Mr. Reed served as the Chairman of the New York Stock Exchange from September 2003 to April 2005. He also served as the Interim Chief Executive Officer of the New York Stock Exchange from September 2003 to January 2004. He retired from his position as Chairman and Co-CEO of Citigroup Inc. in April 2000, positions he had held since 1998. Previously, Mr. Reed had also been the Chairman of Citicorp and Citibank, N.A. since 1984. Mr. Reed had held numerous positions with Citigroup Inc., and its predecessors and affiliates since 1965. He is also a member of the Corporation of the Massachusetts Institute of Technology, a director of the Manpower Demonstration Research Corp. and a trustee of the Center for Advanced Studies in the Social and Behavioral Sciences. Mr. Reed served as a director of the Company from 1975 to September 2003, when he resigned to serve as Chairman and Interim Chief Executive Officer of the New York Stock Exchange and was re-elected a director of the Company in April 2004. He is Chair of the Compensation Committee and a member of the Audit, Executive, Finance and Nominating and Corporate Governance Committees.

Stephen M. Wolf

Chairman, R.R. Donnelley & Sons Company, Chicago, IL Chairman, Lehman Brothers Private Equity Advisory Board, New York, NY

Managing Partner, Alpilles, LLC, Arlington, VA

Director since 1993

Age: 65

Mr. Wolf became Chairman of R.R. Donnelley & Sons Company in March 2004. He assumed his position as Chairman of Lehman Brothers Private Equity Advisory Board in July 2005. He has been Managing Partner of Alpilles, LLC since April 2003. Prior to assuming that position, he was Chairman of US Airways Group from November 2001 to April 2003,(1) and Chief Executive Officer of US Airways, Inc., from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co. LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc. He is a trustee of the World Wildlife Fund and the Brookings Institute. Mr. Wolf is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation, Executive and Public Affairs and Social Responsibility Committees.

(1) US Airways Group, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code in August 2002 and emerged from bankruptcy protection under a plan of reorganization effective March 31, 2003. In September 2004, US Airways Group, Inc. filed again for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc. emerged from bankruptcy protection in September 2005.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of stockholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s compensation survey group (defined on page 32) and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked within the third quartile (i.e., between the 50th percentile and the 75th percentile) of the Company’s Compensation Survey Group.

During 2006, non-employee directors received an annual cash retainer of $40,000 and fees of $2,000 for each Board and Committee meeting attended ($2,500 for committee chairs). Non-employee director committee chairs received annual retainers of $10,000 for additional services rendered in connection with committee chair responsibilities.

Pursuant to the 2005 Stock Compensation Plan for Non-Employee Directors, approved by stockholders at the 2005 Annual Meeting on April 28, 2005, each non-employee director received an annual share award on April 27, 2006 of that number of shares of common stock having an aggregate fair market value of $120,000 on the date of grant (1,679 shares of common stock with a fair market value of $71.50 per share).

The following table presents the compensation received by the non-employee directors for fiscal year 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total
Elizabeth E. Bailey	$124,000.00	$120,000.00	$244,000.00
Harold Brown	87,000.00	120,000.00	207,000.00
Mathis Cabiallavetta	80,500.00	120,000.00	200,500.00
J. Dudley Fishburn	109,000.00	120,000.00	229,000.00
Robert E. R. Huntley	107,000.00	120,000.00	227,000.00
Thomas W. Jones	83,000.00	120,000.00	203,000.00
George Muñoz	95,000.00	120,000.00	215,000.00
Lucio A. Noto	118,000.00	120,000.00	238,000.00
John S. Reed	124,000.00	120,000.00	244,000.00
Carlos Slim Helu (3)	21,883.14	0.00	21,883.14
Stephen M. Wolf	113,000.00	120,000.00	233,000.00

(1)	Pursuant to the 2005 Stock Compensation Plan for Non-Employee Directors, on April 27, 2006, each non-employee director received 1,679 shares of Common Stock with an aggregate fair market value of $120,000. The fair market value of the shares of $71.50 per share was based on the average of the high and low price of Altria Group, Inc. Common Stock on April 27, 2006. In addition, each director was paid dividends totaling $2,787.14 on this award during 2006.

(2)	Options were awarded to directors in 2000, 2001 and 2002. No options have been awarded to directors since 2002. As of December 31, 2006, the aggregate number of option awards outstanding for each director is as follows: Dr. Bailey, 14,334; Dr. Brown, 14,334; Mr. Cabiallavetta, 0; Mr. Fishburn, 4,695; Mr. Huntley, 14,334; Mr. Jones, 2,295; Mr. Muñoz, 0; Mr. Noto, 0; Mr. Reed, 14,334; Mr. Slim, 0; and, Mr. Wolf, 14,334.

(3)	Mr. Slim did not stand for re-election to the Board of Directors at the 2006 Annual Meeting of Stockholders on April 27, 2006. Accordingly, this column reflects compensation paid to Mr. Slim from January 1, 2006 through April 27, 2006.

A non-employee director may elect to defer the award of shares of common stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Altria Group, Inc. Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 1, 2007, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Elizabeth E. Bailey	42,525
Harold Brown	30,051
Mathis Cabiallavetta	8,217
Louis C. Camilleri	2,719,224
Dinyar S. Devitre	220,293
J. Dudley Fishburn	12,912
Robert E. R. Huntley	51,101
Thomas W. Jones	16,495
George Muñoz	4,717
Lucio A. Noto	51,931
Steven C. Parrish	1,520,725
John S. Reed	77,871
Michael E. Szymanczyk	1,084,894
Charles R. Wall	1,462,517
Stephen M. Wolf	35,340
Group (23 persons)	8,830,352

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 30, 2007 as follows: Dr. Bailey, 14,334; Dr. Brown, 14,334; Mr. Camilleri, 1,960,140; Mr. Fishburn, 4,695; Mr. Huntley, 14,334; Mr. Jones, 2,295; Mr. Parrish, 1,003,875; Mr. Reed, 14,334; Mr. Szymanczyk, 661,892; Mr. Wall, 1,097,039; Mr. Wolf, 14,334; and group, 5,572,644. Also includes shares of restricted common stock as follows: Mr. Camilleri, 496,900; Mr. Devitre, 56,000; Mr. Parrish, 116,550; Mr. Szymanczyk, 126,150; Mr. Wall, 130,950; and group, 1,043,980.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Noto, 17,085 (shares held by spouse); and Mr. Parrish, 4,000 (shares held by children). Also includes 363,255 additional shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Dr. Brown, 12,000 (shares held in trust); Mr. Huntley, 3,600 (shares held in joint tenancy); Mr. Parrish, 347,655 (shares held in family trust); and others in group, 58,399. Also includes shares of deferred stock as follows: Dr. Bailey, 12,156; Dr. Brown, 3,717; Mr. Cabiallavetta, 8,138; Mr. Camilleri, 114,470; Mr. Devitre, 24,040; Mr. Jones, 8,994; Mr. Muñoz, 3,682; Mr. Noto, 10,027; Mr. Parrish, 22,900; Mr. Reed, 6,189; Mr. Szymanczyk, 25,190; Mr. Wall, 25,190; and Mr. Wolf, 8,994. Also includes 8,138 deferred stock units in the case of Mr. Fishburn.

In addition to the shares shown in the table above, as of March 1, 2007, those directors who participate in the Company’s director deferred fee program had the following Altria share equivalents allocated to their accounts: Dr. Bailey, 19,051; Dr. Brown, 27,393; Mr. Huntley, 13,652; Mr. Muñoz, 1,154; Mr. Noto, 19,560; Mr. Reed, 5,257; and Mr. Wolf, 18,509. See “Compensation of Directors” on pages 15 and 16 for a description of the deferred fee program for directors.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 5, 2007
Capital Research and Management Company	159,446,370	(1)	7.59
333 South Hope Street
Los Angeles, CA 90071

(1)	According to Schedule 13G, dated February 12, 2007, filed with the Securities and Exchange Commission by Capital Research and Management Company calculating the number of shares as of December 29, 2006.

Section 16(a) Beneficial Reporting Compliance

The Company believes that during 2006 all reports for the Company’s executive officers and Directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation Committee Charter, which is included as Exhibit C of this proxy statement. The current members of the committee are: John S. Reed (Chair); Elizabeth E. Bailey; Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; Lucio A. Noto; and Stephen M. Wolf. The Committee met six times in 2006.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee at any time during 2006 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction. During 2006, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board of Directors or Compensation Committee.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•

make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•

review and approve corporate goals and objectives relevant to the compensation of our chief executive officer, to evaluate the performance of our chief executive officer in light of these goals and objectives, and determine and approve the compensation of our chief executive officer based on this evaluation;

•	review and approve the compensation of all executive officers;

•	monitor compliance by executives with our stock ownership guidelines;

•

review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions; and

•	review and discuss with management our Compensation Discussion and Analysis; produce and approve the Compensation Committee’s annual report for inclusion in our annual proxy statement.

In accordance with its charter, the Compensation Committee may delegate its authority to subcommittees or the chair of the Committee when it deems appropriate, unless prohibited by law, regulation or New York Stock Exchange listing standard.

Processes and Procedures

The Compensation Committee’s primary processes for establishing and overseeing executive compensation are described in the Compensation Discussion and Analysis on pages 22 through 34 of this proxy statement. These processes and procedures include:

•

Meetings. The Compensation Committee meets several times each year, including six times in 2006. The chair of the Committee, in consultation with the other members, sets meeting agendas. The Compensation Committee reports its actions and recommendations to the Board of Directors.

•

Role of Consultants. As part of our annual compensation process, we engage Hewitt Associates to conduct a survey of Compensation Survey Group Companies. See “Compensation Survey Group” on page 32 for a description of the companies included in the Compensation Survey Group and the criteria and process for their selection. The survey collects both compensation and benefit data and competitive practices. The data is reviewed by the Committee to help it assess competitive levels of pay and the competitive mix of pay elements. In addition, we engage Towers Perrin to provide competitive compensation and benefit information primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. This data, which focuses on chief executive officer pay, is reviewed by the Compensation Committee. Neither Hewitt Associates nor Towers Perrin makes recommendations with respect to decisions to be made by the Compensation Committee nor do they attend Committee meetings.

•

Role of Executive Officers. Each year, our chief executive officer presents to the Compensation Committee his compensation recommendations for our senior executive officers that report directly to him. The Compensation Committee reviews and discusses these recommendations with our chief executive officer and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The chief executive officer has no role in setting his own compensation.

Compensation Committee Report for the Year Ended December 31, 2006

To Our Stockholders:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 22 through 34 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

John S. Reed, Chair

Elizabeth E. Bailey

Harold Brown

J. Dudley Fishburn

Robert E. R. Huntley

Lucio A. Noto

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Compensation Discussion and Analysis

Overview

Altria Group’s compensation programs are designed to support our business and financial objectives. The programs are set and periodically reviewed by the Compensation Committee of the Board of Directors, or Compensation Committee. They are intended to achieve a number of objectives, including:

•	to support our ability to attract, develop and retain world-class leaders;

•	to align the interests of executives and shareholders;

•	to reward performance;

•	to support business growth, superior financial results, societal alignment and integrity of conduct; and

•	to promote internal equity and a disciplined qualitative and quantitative assessment of performance.

These objectives provide the framework for the various components of compensation and benefits, and take into account the specific nature of our businesses. Each element of compensation is designed to achieve a specific purpose. Together, they form an aggregate package that is intended to be appropriately competitive in today’s marketplace and to provide the necessary flexibility and incentives to achieve our goals and objectives. The design of the overall package encompasses the following features:

•	a mix of fixed and at-risk compensation. The higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefit package;

•	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of annual goals and objectives and long-term performance aspirations; and

•

a mix of cash and equity compensation which seeks to discourage actions that are solely driven by our stock price at any given time to the detriment of our strategic goals, and to minimize the potential dilutive nature of equity compensation on shareholder value.

In determining the precise levels of each element of compensation as well as the total compensation and benefit package awarded:

•	business judgment and discretion is exercised in setting the level of compensation within pre-established ranges;

•	actual delivery of compensation versus design is reviewed annually to ensure that the intent of the programs is met and not unduly exceeded; and

•	total compensation design is reviewed periodically to assure that the various ranges remain appropriately competitive and continue to meet the objectives described above.

Our executives are ranked by salary band reflecting the executive’s level of responsibility and accountability. Excluding Kraft Foods Inc., or Kraft, we currently employ 35 senior executives who are in salary bands A through D.

The Compensation Committee establishes and periodically reviews a compensation and benefit mix for each salary band. The current mix is as follows:

Design Mix of Compensation and Benefits

Salary Band	Base Salary	Annual Incentives	Total Long-Term Incentives (1)	Benefits (2)	Perquisites
A (3)	9%	13%	73%	5%	<1%
B	17%	15%	59%	8%	1%
C	20%	16%	54%	9%	1%
D	24%	15%	48%	11%	2%

(1)	Annual equity awards and the annual value of Long-Term Performance Incentive awards.

(2)	The benefit percentages represent the average annual value of retirement, healthcare, disability and death benefits and are based on the methodology employed by Hewitt Associates in its Total Compensation Measurement Study. The actual value for any given year will vary based on, among other things, each employee’s age and years of covered service. These benefit percentages are not intended to represent the total value of benefits earned over a career and payable upon retirement.

(3)	The Compensation Committee has not set annual equity award ranges for band A (see page 26). Accordingly, the mix of compensation and benefits for band A is based on actual equity awards in 2004, 2005 and 2006 for Mr. Camilleri.

Our chairman and chief executive officer is in salary band A and our chief financial officer and other senior executives named in the Summary Compensation Table set forth on page 35 of this proxy statement are in salary band B.

The table below compares our mix of compensation and benefits for salary bands A and B with that of the Compensation Survey Group (see page 32 for a discussion of the Compensation Survey Group):

Altria Design Mix of Compensation and Benefits

versus The Compensation Survey Group

	Base Salary	Annual Incentives	Long-Term Incentives		Benefits (1)	Perquisites
			Incentive Cash Awards	Equity Awards
Salary Band A
Altria	9%	13%	23%	50%	5%	<1%
Compensation Survey Group (2)	10%	23%	20%	41%	5%	<1%

Salary Band B
Altria	17%	15%	35%	24%	8%	1%
Compensation Survey Group (2)	22%	22%	14%	33%	7%	2%

(1)	The benefit percentages represent the average annual value of retirement, healthcare, disability and death benefits and are based on the methodology employed by Hewitt Associates in its Total Compensation Measurement Study. The actual value for any given year will vary based on, among other things, each employee’s age and years of covered service. These benefit percentages are not intended to represent the total value of benefits earned over a career and payable upon retirement.

(2)	75th percentile of the Compensation Survey Group as shown in Hewitt Associates 2006 Total Compensation Measurement Study.

By design, we provide a greater percentage of total compensation in the form of long-term incentive compensation than do the Compensation Survey Group companies, as follows: salary band A, 73% versus 61%; and salary band B, 59% versus 47%.

Elements of Compensation and Benefits

Our compensation and benefit programs are designed to deliver total compensation upon attainment of targeted goals at levels between the 50th and the 75th percentiles of compensation paid to executives in the Compensation Survey Group. We believe that this approach has been critical to attracting and retaining employees and has contributed to low employee turnover across all of our businesses. Actual awards can exceed the 75th percentile when business and individual performance exceed targeted goals.

A description of each element of the compensation and benefit program follows.

Base Salary

Several factors are considered when setting base salaries, including each executive’s individual performance rating, level of responsibility, prior experience, and the relationship between base salaries paid within our businesses. In addition, as appropriate, base salaries paid are compared to base salaries for comparable positions at other companies in the Compensation Survey Group. Numerical weights are not assigned to any factor.

The base salary ranges for salary band A through salary band D executives who are based for purposes of pay in the United States are as follows:

Salary Band	2006 U.S.-Based Annual Base Salary Ranges
A	$1,030,000 – $2,370,000
B	515,000 – 1,235,000
C	360,000 – 770,000
D	260,000 – 590,000

Base salary ranges for executives who are based outside of the United States are determined on the basis of local market competitive practices.

Annual Incentives

The Annual Incentive Award program is a worldwide cash-based, pay-for-performance plan that includes approximately 1,600 management employees worldwide. We believe that the use of cash (as opposed to equity) is consistent with competitive practice among companies within the Compensation Survey Group. Each participant has an award target expressed as a percentage of base salary. The target award is paid when both business and individual results achieved are at planned levels of performance. Actual awards paid will vary based on an assessment of actual business performance and individual performance.

In December of each year, the Compensation Committee assesses our overall corporate performance, as well as the performance of each of our businesses for that year. Based on its assessment, the Compensation Committee assigns business ratings that are used to determine the size of the incentive award pool. Businesses that perform at planned levels of performance receive a rating of 100. Business ratings for 2006 are discussed below under “2006 Executive Compensation Decisions.”

Individual participant performance is rated on a five point scale with only the top three points, (“Good,” “Exceeds” and “Spectacular”) generally eligible to receive an annual incentive award. Individuals that perform at planned levels of performance receive a rating of “Good.” The Compensation Committee approves individual awards at its January meeting, and awards are paid to participants in February.

Annual target incentive ranges for Bands A through D are as follows:

Annual Incentive Target Award Ranges (1)

Individual Performance
Band	Good	Exceeds	Spectacular
A	128% –159%	159% –201%	217% – 293%
B	77% – 95%	95% –120%	130% – 175%
C	68% – 85%	85% –108%	117% – 158%
D	51% – 63%	63% – 78%	85% – 114%

(1)	Annual target incentive ranges are stated as a percentage of base salary, and assume that business results are at planned levels of performance (i.e., at a rating of 100). These are target ranges only. There is no guarantee that any amount will be paid.

Long-Term Incentives

Long-term incentives are awarded to senior executives through a combination of cash-based long-term performance incentive awards and restricted or deferred stock. The mix of cash-based incentives and equity awards varies based on salary band. Consistent with our compensation objectives, the mix is intended primarily to focus executives on total stockholder return, long-term operational performance and progress on societal alignment while remaining sensitive to stockholder dilution concerns. We believe that long-term incentives play a key role in attracting and retaining executives.

Long-Term Performance Incentive Awards. Approximately 200 executives worldwide in salary bands A through F participate in our Long-Term Performance Incentive Plan, which we refer to as our LTIP. Awards under our LTIP are based primarily on long-term growth in total stockholder return, an assessment of progress against our societal alignment objectives and, to a lesser extent, our strategic performance. The three-year long-term performance cycles are end-to-end cycles that do not overlap. The three-year cycle is consistent with our planning cycle, and we believe that utilizing cycles that do not overlap provides clarity for participants and shareholders. Awards are payable to executives in cash and are based on an assessment of overall corporate and individual participant performance. Each participant has an award target, expressed as a percentage of cumulative year-end base salaries over the three-year cycle. At the conclusion of the performance cycle, the Compensation Committee considers our results over this time period and qualitatively assesses our performance against the measures communicated to participants at the commencement of the performance cycle. Based on its assessment, the Compensation Committee assigns a rating that is used to determine the size of the incentive award pool.

LTIP award ranges for salary bands A through D are as follows:

Long-Term Performance Incentive Award Ranges(1)

Individual Performance
Salary Band	Below	Achieves	Above
A	0% – 225%	225% – 275%	275% +
B	0% – 180%	180% – 220%	220% +
C	0% – 113%	113% – 138%	138% +
D	0% – 68%	68% – 83%	83% +

(1)	LTIP award ranges are stated as a percentage of cumulative year-end base salaries over the three-year performance cycle, and assume that results of our businesses are at planned levels of performance (i.e., at a rating of 100).

Annual Equity Awards. Approximately 1,600 management employees worldwide participate in our annual equity award program. Equity awards are intended to build stock ownership and enhance the retention and commitment of participants. Since 2003, equity awards have been made in shares of restricted or deferred stock rather than stock options because they:

•	establish a relationship between Company cost and the value ultimately delivered to executives that is both more direct and more visible than is the case with stock options; and

•

are a more efficient use of shares, requiring the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate in 2006 of 0.1% and a total year-end 2006 overhang of 2.0%.

Equity award recommendations are approved annually at the Compensation Committee’s January meeting, and are granted on the date of approval. The number of shares awarded is based on the fair market value of our stock on the date of grant, which is defined as the average of the high and low trading prices of our stock on such date. The value of shares awarded is based on an evaluation of each participant’s performance and potential to advance within the organization.

Equity awards generally vest three or more years after the date of the award, subject to earlier vesting on death, disability or normal retirement. The three-year vesting period provides us with a means to both retain and motivate executives. Recipients receive cash dividends or dividend equivalents on unvested shares of stock in order to more fully align the interests of participants with stockholders. Dividends paid prior to vesting are ordinary income for individual tax purposes.

The annual equity award ranges for salary bands B through D are as follows:

Equity Award Ranges

Individual Performance
Salary Band	Good	Exceeds	Spectacular
B	$885,000 – $1,475,000	$1,475,000 – $1,843,800	$1,843,800 – $2,212,500
C	531,000 – 885,000	885,000 – 1,106,300	1,106,300 – 1,327,500
D	303,000 – 505,000	505,000 – 631,300	631,300 – 757,500

The Compensation Committee has not set annual equity award ranges for salary band A, but exercises discretion in making equity awards for salary band A based on a cumulative equity award strategy and its assessment of competitive data. With respect to Mr. Camilleri, the Compensation Committee reviews an analysis of various equity award scenarios, reflecting our past practices as well as those of companies within the Compensation Survey Group, in order to establish both an appropriate range of awards as well as an appropriate cumulative equity award size over a ten year period as chief executive officer.

Approximately 200 of our most senior executives are subject to stock ownership guidelines which require them to hold our stock in an amount equal to a multiple of their base salary. See the discussion of Stock Ownership Guidelines on page 32.

Stock Options. Consistent with the Committee’s practice to make equity awards in shares of restricted or deferred stock, the Committee has not made any new stock option grants since 2002.

Stock options that were granted in 2002 and in prior years to a limited number of our most senior executives have an executive ownership stock option, or EOSO feature. The EOSO feature is being discontinued in connection with the spin-off of Kraft. The EOSO feature was designed to encourage our senior executives to both exercise their stock options earlier and retain shares they received upon exercise in order to build share ownership among our senior executives. An EOSO is granted when an eligible senior executive exercises an option at a time when our stock price has appreciated at least 20% above the option grant price, and the executive satisfies payment of the option exercise price using shares of common stock that he or she has owned for at least six months. The senior executive is required to hold the new net shares delivered upon exercise for a period of at least one year or the related EOSO grant is forfeited. Each EOSO is exercisable for the number of shares used to cover the exercise price of the underlying option and related taxes, at an exercise price equal to the fair market value of common stock tendered as determined by averaging the high and low reported sales prices of our stock on the day on which the option giving rise to the EOSO is exercised. Each EOSO has a term limited to the remaining term of the original option and vests six months from the date of grant. The EOSO feature does not apply to options to purchase stock of Kraft granted to non-Kraft employees at the time of the Kraft initial public offering.

Retirement Benefits

Almost all of our U.S.-based employees are covered by funded tax-qualified pension and deferred profit-sharing plans. We also maintain supplemental retirement plans and arrangements which compensate employees for the difference between the full pensions or full profit-sharing contributions they would receive under our tax-qualified plans, if those plans were not subject to tax law limitations, and the benefits that in fact can be provided after taking those limits into account. In limited instances, these plans provide additional benefits. See “Plans Maintained by Altria” below. These arrangements are generally intended to provide our U.S.-based salaried employees (other than employees of Kraft) with pension benefits, or their equivalent, in an amount equal to 1.75% of an employee’s highest average annual compensation (annual salary plus annual incentive) during a period of five consecutive years, minus 0.30% of such compensation up to the applicable Social Security covered compensation amount, times years of credited service (up to a maximum of 35). For an employee who completes 30 years of service, this translates into providing payments equivalent to a pension of approximately 52.5% of five years annual average salary and incentive compensation. For an employee with the maximum credited service of 35 years, this “replacement ratio” is approximately 61.25%.

After termination of employment, pension benefits can commence at age 55, though generally with a reduction in benefits for commencement before age 65. For employees who work until age 55, the annual reduction factors for early commencement decrease significantly. For employees who retire at or above age 55 with 30 years of service or at or above age 60 with five years of service, there is no reduction for early commencement. The retirement benefits we provide are described in greater detail in the discussions following the Pension Benefits table on page 41 and the Non-Qualified Deferred Compensation table on page 48.

Perquisites

Executive perquisites are listed in the table on page 36. Other than these perquisites, executives have the same benefits that are provided to employees generally. For reasons of security and personal safety, we require Messrs. Camilleri and Szymanczyk to use company aircraft for all travel.

2006 Executive Compensation Decisions

The assessment of Mr. Camilleri’s performance and that of the other executives named in the Summary Compensation Table, whom we refer to as our named executive officers, is discussed on page 30. The compensation paid or awarded to our named executive officers is included in the compensation tables and, in the case of each executive, is within the ranges specified for each element of compensation discussed above.

Base Salary Increases

The Compensation Committee reviews Mr. Camilleri’s base salary every two years. Having increased Mr. Camilleri’s salary in 2005, the Committee did not increase it in 2006.

The Compensation Committee increased the salaries of our named executive officers, other than Mr. Camilleri by between 3.2 percent to 4.8 percent in 2006. These increases took into account Mr. Camilleri’s recommendations given the factors enumerated on page 22 above and were part of a merit increase budget that applies to all employees.

Annual Incentives

As previously discussed, annual incentive awards are based on assessments of both business and individual performance. Numerical objectives and specific weights are not assigned to the factors used in assessing either business or individual performance. For 2006, the performance factors for our businesses included operating company income, discretionary cash flow, net revenue, volume and market share. At the corporate level, the performance factors included discretionary total cash flow (defined as net cash provided by operating activities less capital expenditures), net earnings and earnings per share. Performance was also evaluated against such qualitative factors as portfolio management, innovation, progress on societal alignment, management of regulatory and legal challenges, compliance and internal controls, diversity and leadership development.

Our reported earnings from continuing operations for 2006 was substantially ahead of budget and up 12.7% versus 2005. Underlying net earnings for 2006, which excludes unusual items, were marginally ahead of budget and up 5.7% versus 2005. Underlying diluted earnings per share, or EPS, was marginally ahead of budget and 4.9% ahead of 2005. Excluding adverse currency movements, net earnings and diluted EPS would have increased by 6.7% and 5.9%, respectively, versus 2005. Our total cash flow of $13.6 billion in 2006 was $2.5 billion ahead of 2005 reflecting in part the successful conclusion of the Price litigation and subsequent return of escrow deposits.

There were a number of litigation successes during 2006, and we made significant strides in our strategic initiatives in preparing for the spin-off of Kraft. The improvement in the litigation environment coupled with our strong balance sheet was recognized by the three major credit rating agencies in upgraded ratings or improved outlooks for our debt securities even with the impending spin-off of Kraft.

Philip Morris USA, or PM USA, met its targets for market share and operating companies income growth in an environment that remained fiercely competitive. Net revenues in 2006 increased 1.9% to $18.5 billion on a reported basis, while operating companies income was up 5.0% versus 2005. Marlboro continued to drive PM USA’s performance, reaching a record retail market share of 40.5%, up 0.5% points versus 2005.

Philip Morris International, or PMI, met its objectives in 2006, despite an extremely challenging regulatory and competitive environment that prevailed in several key markets, most notably Spain. PMI’s share of the international cigarette market (excluding the U.S. and world-wide duty-free) increased by 0.4 share points to an estimated level of 15.4% in 2006, and shipment volume increased 3.4% versus 2005. PMI’s reported operating companies income of $8.5 billion in 2006 was up 8.1% over 2005, benefiting from pricing and the reorganization of its business in the Dominican Republic, in which it acquired sole ownership of the cigarette business, partially offset by negative currency fluctuations of $183 million.

During 2006, market capitalization increased by approximately $24 billion to reach a level of nearly $180 billion at year end, for a total increase of approximately $69 billion over the last three years.

After reviewing these factors and considering the results achieved, the Compensation Committee assigned the following ratings to Altria and its tobacco businesses:

Rating
Altria Group, Inc.	110
Philip Morris USA	105
Philip Morris International	100

These ratings were used to determine the size of the annual incentive award pool.

The assessments of Mr. Camilleri’s performance and the performance of the other executives named in the Summary Compensation Table is discussed on page 30 below.

Long-Term Performance Incentive Awards

The 2004 through 2006 LTIP performance cycle was predominantly designed to reward total shareholder return, or TSR, performance relative to the Altria Peer Group, the Compensation Survey Group and the S&P 500. The secondary measures emphasized progress against societal alignment objectives, and key strategic performance factors such as market share, portfolio management and leadership development. These measures were selected because they are intended to focus executives on achieving results that contribute to continued long-term growth in shareholder value.

Total Shareholder Return increased 80.5% over the 2004 – 2006 LTIP performance cycle, significantly ahead of the three-year TSR of the S&P 500 (35.1%), Altria Peer Group (42.1%) and the Compensation Survey Group (35.9%).

Market capitalization increased by approximately $69 billion to reach a level of nearly $180 billion at the end of 2006. In addition, there was significant progress on the initiatives identified in the 2004-2006 LTIP. These included:

•	Major progress on the litigation and regulatory front.

•	Reaching readiness stage for the contemplated corporate restructuring.

•	Significant progress on societal alignment initiatives, reputational issues and compliance and integrity initiatives.

•	Key strategic acquisitions and divestitures.

•	Significant cost reduction initiatives across all businesses and corporate headquarters.

•	Development and strengthening of the organization.

•	Enhanced financial flexibility supported by the consistent strengthening of the balance sheet over the three-year period and a partial recovery of our credit ratings.

Based on the results enumerated above, the Committee assigned an overall corporate rating of 115. This rating is also applicable to our subsidiaries, excluding Kraft, which was assigned a separate rating by its Compensation Committee. The rating was used to determine the size of the award pool.

Retirement Benefits

During 2006, the Compensation Committee decided to limit compensation for purposes of pension determinations for executives in salary bands A and B. This decision will limit compensation considered for purposes of pension determinations to the lesser of (i) base salary plus annual incentive and (ii) base salary plus annual incentive at a business rating of 100 and individual performance rating of “Exceeds.” This limitation does not apply to any executive who was age 55 or older at December 31, 2006, or to any executive at PMI who is not a participant in our U.S.-based pension plan. Mr. Camilleri is the only current executive who is subject to this limitation. Mr. Camilleri was awarded an annual incentive award of $4,500,000 for 2006. Of this amount, $2,887,500 will be included in his pension calculation.

During 2006, Philip Morris USA implemented a redesigned retirement plan to improve its effectiveness in attracting and retaining talent. Effective January 1, 2007, newly hired employees will not participate in the defined benefit plan but will be entitled to an employer match to our defined contribution plan. The employer match is in addition to our contribution to the Deferred Profit Sharing Plan.

Compensation of the Chairman and CEO

Louis C. Camilleri. Mr. Camilleri’s awards for 2006 reflect his responsibility for and contribution to our overall results, including a marked increase in shareholder value. In addition, the Compensation Committee took into consideration Mr. Camilleri’s contribution to the sustained positive evolution of the litigation environment and progress on societal alignment initiatives over the last three years. Mr. Camilleri also played a central role in preparing for the Kraft spin-off, including the formation of Kraft’s senior management team.

As a result of the compensation actions taken during 2006, Mr. Camilleri’s total compensation consisting of total cash compensation plus all long-term incentive compensation, ranks in the 4th or top quartile of the Compensation Survey Group based on the latest available data. See the Summary Compensation Table below for more details regarding Mr. Camilleri’s compensation.

Compensation of Other Named Executives

Dinyar S. Devitre. Mr. Devitre serves as our senior vice president and chief financial officer. Mr. Devitre’s awards for 2006 reflect his contributions to our strategic initiatives, overall financial results, including the strength of the balance sheet, and shareholder value performance. These notably include strong results at Philip Morris Capital Corporation, a sustained focus on internal controls, effective tax planning, reaching executional readiness for the spin-off of Kraft, and assuring effective, informative and accurate communications of our strategies and results to the investment community. Mr. Devitre’s base salary was increased effective May 1, 2007 by $120,000, or 15.4%, to an annual level of $900,000 to assure both external and internal equity.

Steven C. Parrish. Mr. Parrish serves as our senior vice president, corporate affairs. Mr. Parrish’s awards for 2006 reflect his instrumental role in guiding and successfully executing our societal alignment initiatives, as well as those of our subsidiaries, and championing the need for effective regulation of the tobacco industry in the U.S. and internationally. They also reflect achievements on the excise tax front, legislative reform, external communications and various initiatives to ensure the success of the Kraft spin-off.

Michael E. Szymanczyk. Mr. Szymanczyk serves as chairman and chief executive officer of Philip Morris USA Inc. Mr. Szymanczyk’s awards for 2006 reflect his successful leadership of Philip Morris USA which met its 2006 operating and financial targets. In addition, Mr. Szymanczyk was instrumental in devising Philip Morris USA’s adjacency strategy and the development of several innovative new products in both the smoking and smokeless categories that are slated for launch in 2007. Mr. Szymanczyk also played a key role in assuring the successful execution of Philip Morris USA’s societal alignment initiatives, the favorable evolution of the litigation environment faced by Philip Morris USA, and the sustained development of Philip Morris USA’s organization to meet the challenges of the future.

Charles R. Wall. Mr. Wall serves as our senior vice president and general counsel. Mr. Wall’s awards for 2006 reflect his invaluable contributions and the critical role he played in leading and successfully managing the complex litigation environment affecting both us and our subsidiaries. His awards recognize the significant impact that the sustained favorable evolution of the litigation environment and key victories have had on our strong shareholder return in 2006 and over the 2004 to 2006 period. They also reflect the important role Mr. Wall is playing in assuring the successful spin-off of Kraft.

Treatment of Compensation and Benefit Programs upon Completion of the Kraft Spin-off

Upon the completion of the announced spin-off of Kraft, we and Kraft will each retain responsibility for our respective employees and compensation plans.

As of the date of the spin-off, the holder of each outstanding option to purchase our stock will receive the following stock options with an aggregate intrinsic value (the difference between the exercise price of the options and the fair market value of the underlying stock) equal to the intrinsic value of the original stock option:

•	a new Kraft stock option (issued by Kraft under its plan) to acquire a number of shares of Kraft Class A common stock based on the spin-off ratio; and

•	an adjusted Altria stock option (issued by Altria) for the same number of shares of Altria common stock at a reduced exercise price.

The exercise price for the new Kraft option and the adjusted Altria option will be determined based on the closing market prices of Altria and Kraft on the distribution date. The Company and Kraft will cross-reimburse each other as soon as practicable following the spin-off for the “fair value” of options issued to employees of the other party. Fair value will be determined using Black-Scholes calculations.

Altria employees who hold restricted or deferred stock of Altria awarded prior to January 31, 2007 will receive restricted or deferred shares of Kraft Class A common stock in accordance with the spin-off ratio. The Kraft shares distributed will be subject to the same terms and restrictions as the underlying restricted or deferred stock. Any such Kraft shares that are subsequently forfeited by holders of restricted stock will be returned to Kraft. Accordingly, shortly after the spin-off, Kraft will make a one-time payment to us based on the present rate of anticipated forfeitures. As with stock options, we and Kraft will cross-reimburse each other for the estimated value of deferred stock and certain other securities issued or to be issued to employees of the other party. Each holder of deferred stock awarded on January 31, 2007 will receive additional shares of Altria deferred stock based on the ratio of the pre-adjustment fair market value of Altria stock to the post-adjustment fair market value of Altria stock on the distribution date. Any Kraft employees who hold Altria deferred stock awarded on January 31, 2007 will receive deferred shares of Kraft Class A common stock in accordance with the spin-off ratio.

Role of Executive Officers

Each year, Mr. Camilleri presents to the Compensation Committee his compensation recommendations for each of our senior executive officers that report directly to him. Mr. Camilleri has no role in setting his own compensation. The Committee reviews and discusses these recommendations with Mr. Camilleri, taking into account the various factors noted elsewhere in this discussion and, exercising its discretion, makes final compensation decisions with respect to those senior executive officers.

Role of Consultants

As part of its annual compensation process, the Company engages Hewitt Associates to conduct a survey of the companies within our Compensation Survey Group. The survey collects both compensation and benefit data and summarizes competitive practices. The data is reviewed by the Compensation Committee to help it assess competitive levels of pay and competitive mix of pay elements. In addition, the Company engages Towers Perrin to provide competitive compensation and benefit information, primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. This data, which focuses on chief executive officer pay, is reviewed by the Compensation Committee. Neither Hewitt Associates nor Towers Perrin makes recommendations with respect to decisions to be made by the Compensation Committee nor do they attend Compensation Committee meetings.

Compensation Survey Group

Management periodically reviews and presents to the Compensation Committee its recommendations on companies to include in the Compensation Survey Group. Companies are selected based on the following criteria:

•	are of a similar size and have executive positions similar in breadth, complexity and scope of responsibility;

•	have global businesses; and

•	compete with us for executive talent.

The following 22 companies have been included in the Compensation Survey Group based upon the above criteria: 3M Company, Anheuser-Busch Companies, Inc., Bristol-Myers Squibb Company, Campbell Soup Company, Citigroup Inc., The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Exxon Mobil Corporation, Ford Motor Company, General Electric Company, General Mills, Inc., General Motors Corporation, H.J. Heinz Company, International Business Machines Corporation, Johnson & Johnson, Kellogg Company, Merck & Co., Inc., PepsiCo, Inc., Pfizer Inc., The Procter & Gamble Company and Reynolds American Inc. The Committee reviewed the composition of the Compensation Survey Group in 2002 and again in 2004.

While there is substantial overlap between these companies and the 16 companies in the Altria Peer Group used in the graph on page 89 of our 2006 Annual Report, there are some differences. These differences result from the fact that the Compensation Survey Group has been designed primarily to include companies with whom we compete for executive talent and whose approach to compensation we believe does not differ greatly from those of U.S.-based multinationals. The Altria Peer Group is a broader geographic group that includes our international business competitors.

The Compensation Committee reviews our shareholder value performance relative to both the Altria Peer Group and the Compensation Peer Group in determining award ratings.

Stock Ownership Guidelines and Restriction on Hedging

Stock ownership guidelines were introduced in 2003 to further align the interests of approximately 200 executives with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. Guidelines are expressed as a number of shares and a dollar value. Given the volatility of our stock price, executives’ multiples can be satisfied by meeting the lesser of the required number of shares or dollar value. For our named executive officers, the guidelines are 12 times base salary for Mr. Camilleri and six times base salary for the other named executive officers. The guidelines are based on the applicable multiple of the salary in effect as of the beginning of the year in which the executive became subject to the guidelines. The required number of shares is based on the multiple times salary divided by the value of shares as of that date, and satisfying the required dollar amount is based on the current value of stock owned. For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted and deferred stock, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. The Compensation Committee reviews each executive officer’s compliance with the guidelines on an annual basis. Each named executive officer currently owns stock at or above their stock ownership requirements under the stock ownership guidelines.

Our executive officers are not permitted to engage in hedging activities with respect to our stock.

Policy With Respect To Qualifying Compensation for Deductibility

Our ability to deduct compensation paid to individual officers who are covered by Section 162(m) of the Internal Revenue Code is generally limited to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The annual and long-term performance incentives the Committee awarded to covered officers in 2006 and the deferred stock awarded in 2007 were subject to, and made in accordance with, performance-based compensation arrangements previously implemented by us.

Annual Incentives

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code, annual incentive awards are contingent upon a compensation formula based on adjusted net earnings that is established by the Compensation Committee at the beginning of the year. Under the compensation formula used to establish the award pool, the maximum amount that can be paid to officers covered by the compensation formula as a group is 0.25% of adjusted net earnings. The maximum award for Mr. Camilleri is equal to one-third of this pool, and the maximum amount that can be paid for each of the remaining officers covered by the compensation formula is equal to one-sixth of the pool. In addition, individual award amounts are limited to the stockholder-approved maximum of $10 million as provided in the 2005 Performance Incentive Plan. These limits establish the maximum annual incentive awards that can be paid; the Compensation Committee retains complete discretion to pay any lesser amounts. For 2006, all annual incentive awards were below these limits. Actual awards to the officers covered by the compensation formula were based on the Committee’s assessment of individual, overall corporate performance, as well as the performance of our businesses, as discussed above, utilizing the negative discretion permitted by Section 162(m).

Long-Term Performance Incentive Awards

Maximum long-term performance incentive awards payable to the officers covered by Section 162(m) are also limited by a formula similar to that previously described for annual incentive awards, based on the achievement of cumulative adjusted net earnings during the period as well as by the limits set forth in the 2005 Performance Incentive Plan. Under the formula, maximum award amounts that can be paid to the officers covered by the compensation formula as a group are 0.25% of the three-year cumulative adjusted net earnings. The maximum award for Mr. Camilleri is equal to one-third of this pool and the maximum amount that can be paid for each of the remaining officers covered by the compensation formula is equal to one-sixth of the pool. In addition, individual awards are limited to the stockholder-approved maximum of $24 million as provided in the 2005 Performance Incentive Plan. These limits establish the maximum long-term incentive awards that can be paid; the Compensation Committee retains complete discretion to pay any lesser amounts. All long-term performance incentive awards for the 2004 – 2006 cycle were below these limits.

Annual Equity Awards

Coincident with our adoption of Financial Accounting Standards No. 123(R) “Share-Based Payments” (“FAS 123R”) in January 2006, the Committee approved the use of a performance pool from which restricted or deferred stock awards may be granted, in amounts up to individually specified proportions of the pool, to those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Pursuant to this approval, grants of 2007 equity awards were contingent upon a formula based on adjusted net earnings that was established by the Committee at the beginning of 2006. The specific limits, as currently in effect, are as follows:

•	Each year, establish a maximum grant value based on a performance pool equal to 0.50 percent of adjusted net earnings. This formula is approved by the Compensation Committee at the beginning of the year prior to the equity award and was approved in January 2006 for the equity award that was granted in January 2007.

•

At the conclusion of the performance year, the performance pool is calculated and divided among the officers covered by the compensation formula. As an example, for adjusted net earnings of $12.9 billion, the above formula would yield total potential awards of $64.5 million. Our chairman and chief executive officer’s maximum award would be equal to one-third (or $21.5 million) of the pool and the remaining officers covered by the compensation formula would each be eligible for a maximum award equal to one-sixth (or $10.75 million) of the pool. Each award is subject to the lesser of the results of this calculation or the maximum share award (1.0 million shares) as provided under the 2005 Performance Incentive Plan. These limits establish the maximum awards that can be paid; the Compensation Committee retains complete discretion to pay any lesser amounts. The awards made in January 2007 were well within these limits.

Awards are granted out of the share pool and are accounted for as fixed awards over the restriction period.

We have taken appropriate actions, to the extent we believe feasible, to preserve the deductibility of annual and long-term incentives and equity awards. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the discretion to authorize other payments that may not be deductible, if it believes that they are in the best interests of both us and our stockholders. The Committee determined that it was appropriate to pay Messrs. Camilleri, Szymanczyk, and Wall base salaries in excess of $1.0 million. This determination will cause a portion of their base salary to exceed the $1.0 million deductibility limit. In addition, covered officers’ income may exceed the $1.0 million deductibility limit because of other elements of their annual compensation, such as vesting in and dividends paid on restricted stock, payments related to the funding of retirement benefits or Target Payments made in lieu of coverage under retirement plans, tax reimbursements, income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers, and perquisites.

As noted previously, the January 2007 deferred stock awards were made from a performance pool, thus allowing us to secure the maximum allowable tax deduction with respect to restricted stock awards made in 2007.

Company Policy Regarding the Adjustment or Recovery of Compensation

If the Board of Directors or an appropriate Committee of the Board determines that, as a result of a restatement of our financial statements, an executive has received more compensation than would have been paid absent the incorrect financial statements, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or Committee determines to be in the best interests of us and our stockholders. The Board has designated the Compensation Committee as the committee to implement this policy.

*    *    *

The Summary Compensation Table below quantifies, by type of compensation and in total, the compensation paid to our named executive officers for 2006. The tables and descriptions that follow it, beginning with the All Other Compensation table, provide additional detail with respect to elements of 2006 compensation reported in the Summary Compensation Table as well as information concerning outstanding equity awards and other components of compensation that are attributable in whole or in part to employment in prior years.

Summary Compensation Table

					Non-Equity Incentive Plans
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (2)	Annual Incentive Plan	Long-Term Incentive Plan (3)	Change in Pension Value (4)	All Other Compen- sation (5)	Total Compen- sation
		$	$	$	$	$	$	$	$
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	2006	1,750,000	9,291,095	—	4,500,000	15,000,000	3,041,262	409,987	33,992,344

Dinyar S. Devitre, Senior Vice President and Chief Financial Officer, Altria Group, Inc.	2006	769,615	1,840,962	—	1,050,000	5,175,000	2,408,087	150,312	11,393,976

Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	2006	969,615	2,172,958	—	1,250,000	6,520,000	943,715	191,440	12,047,728

Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA Inc.	2006	1,152,000	2,404,649	3,672,254	2,000,000	7,675,000	3,597,500	529,478	21,030,881

Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	2006	1,010,808	2,415,375	2,232,281	2,000,000	7,400,000	1,862,371	196,720	17,117,555
(1)	On January 31, 2007, the Committee approved the following increases to base salaries effective May 1, 2007: Mr. Devitre, an increase of $120,000 to $900,000 (as discussed on page 30); Mr. Parrish, an increase of $20,000 to $1,000,000; Mr. Szymanczyk, an increase of $30,000 to $1,200,000; and Mr. Wall, an increase of $55,000 to $1,080,000. The Committee did not increase Mr. Camilleri’s base salary.

(2)	The amounts shown in these columns represent the annual expense associated with all unvested restricted stock and stock option awards based on the FAS 123R valuation methodology used in the preparation of our audited financial statements, as described on page 54 of our Annual Report for the year ended December 31, 2006, with the exception that the valuation shown in the Summary Compensation Table assumes no forfeitures. The number of shares awarded and securities underlying options grants received in 2006 together with their grant date values are disclosed in the “Grants of Plan-Based Awards” table on page 37.

(3)	Represents payment upon the completion of the 2004 – 2006 performance cycle of our Long-Term Performance Incentive Plan, or LTIP. See page 29 for a discussion of our LTIP and the 2004-2006 performance cycle.

(4)	Reflects the increase during 2006 in the present value of defined benefit plans listed in the Pension Benefits table on page 41 plus the Target Payments, also reported in that table, made in lieu of accruals under nonqualified defined benefit plans for service during 2006.

(5)	Details of All Other Compensation for each of the named executives appear on the following page.

All Other Compensation

	Year	Camilleri	Devitre	Parrish	Szymanczyk	Wall
Target Payments in lieu of Defined Contribution Plan Participation (a)	2006	$234,134	$84,096	$118,756	$143,787	$125,052

Allocation to Defined Contribution Plans (b)	2006	29,000	33,000	29,000	29,000	29,000

Reimbursement for Taxes on Assets Held for Retirement (c)	2006	4,093	0	2,687	0	7,457

Personal Use of Company Aircraft (d)	2006	103,521	0	0	317,964	0

Car Expenses (e)	2006	33,778	23,216	28,089	28,727	26,013

Financial Counseling Services	2006	0	10,000	10,000	10,000	9,198

Security (f)	2006	5,461	0	2,908	0	0

TOTALS		$409,987	$150,312	$191,440	$529,478	$196,720

(a)	The amounts shown are Target Payment amounts paid in early 2007 in lieu of continued participation during 2006 in our supplemental defined contribution plans.

(b)	The amounts shown are for allocations to tax-qualified defined contribution plans.

(c)	The amounts shown are reimbursements during 2006 for taxes on a portion of 2005 earnings on assets held in trusts of individual officers. These assets and payments offset amounts otherwise payable by us or our operating subsidiaries, for vested pre-2005 benefits under supplemental retirement plans and are not intended to increase total promised benefits.

(d)	For reasons of security and personal safety, we require Messrs. Camilleri and Szymanczyk to use company aircraft for all travel. The incremental cost of personal use of company aircraft includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included.

(e)	Amount shown for Mr. Camilleri includes the incremental cost of personal use of a company car and driver for 2006, which the company provides Mr. Camilleri for reasons of security and personal safety. With respect to the other executives, amounts include the annual cost of providing a leased vehicle and operating expenses, including gas, insurance, maintenance and repairs. Executives are responsible for their own taxes on the imputed taxable income resulting from use of company aircraft and car expenses.

(f)	Includes the costs associated with company-provided home security systems.

Grants of Plan-Based Awards during 2006

		Estimated Possible Payouts Under Non- Equity Annual Incentive Plan (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#) (3)	Exercise of Base Price of Option Awards ($/Share) (4)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value of Stock Awards($)

Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Louis C. Camilleri,	2006	0	2,625,000	10,000,000
Chairman of the Board
and Chief Executive	1/25/2006				135,000				10,017,675
Officer, Altria Group, Inc.

Dinyar S. Devitre,	2006	0	702,000	10,000,000
Senior Vice President
and Chief Financial	1/25/2006				26,960				2,000,567
Officer, Altria Group, Inc.

Steven C. Parrish,	2006	0	882,000	10,000,000
Senior Vice President,
Corporate Affairs, Altria	1/25/2006				25,610				1,900,390
Group, Inc.

Michael E. Szymanczyk,	2006	0	1,053,000	10,000,000
Chairman and Chief
Executive Officer,	1/25/2006				29,650				2,200,178
Philip Morris USA
	5/15/2006					193,003	71.020	71.380	3,048,634

	8/15/2006					40,844	80.945	80.96	748,344

Charles R. Wall,	2006	0	922,500	10,000,000
Senior Vice President
and General Counsel,	1/25/2006				29,650				2,200,178
Altria Group, Inc
.	8/15/2006					175,663	80.945	80.96	2,678,738
(1)	The numbers in these columns represent the range of potential awards as of the time of the grant. Actual awards payable under this plan for 2006 are found in the Annual Incentive Plan column of the Summary Compensation Table. See pages 24 and 25 for a discussion of annual incentive plan awards generally and pages 28 and 29 for a discussion of annual incentive awards made for 2006.

(2)	These Altria restricted and deferred stock awards vest on February 11, 2009. Dividends and dividend equivalents are payable on a quarterly basis throughout the restriction period. The grant date fair value is determined by using the average of the high and the low trading prices of our stock on the grant date. On January 25, 2006, the average of the high and low trading prices of our stock was $74.205. The grant date closing market price of Altria stock on that day was $73.85. On January 31, 2007, each of our named executives received deferred stock awards, with a value at such date as follows: Mr. Camilleri, 114,470 shares, $10,000,099; Mr. Devitre, 24,040 shares, $2,100,134; Mr. Parrish, 22,900 shares, $2,000,544; Mr. Szymanczyk, 25,190 shares, $2,200,598; and Mr. Wall, 25,190 shares, $2,200,598. As discussed on page 31, in order to adjust for the spin-off of Kraft, each holder of deferred stock awarded on January 31, 2007, including the named executive officers, will receive additional shares of deferred stock based on the ratio of the pre-adjustment fair market value of Altria stock to the post-adjustment fair market value of our stock on the distribution date.

(3)	Mr. Szymanczyk and Mr. Wall received additional stock options upon exercising employee ownership stock options, or EOSO’s. EOSO’s are options that executives receive when they exercise a previously granted stock option and retain the shares received upon exercise. EOSO’s vest six months following the grant date listed in the table. In conjunction with the spin-off of Kraft, this program is being discontinued.

(4)	The grant date exercise price is determined by using the average of the high and the low trading prices of our stock on the grant date.

The 2004-2006 performance cycle of the LTIP concluded on December 31, 2006. The 2007-2009 LTIP performance cycle commenced on January 1, 2007 and will conclude on December 31, 2009. See pages 25 and 29 for a discussion of the LTIP.

Outstanding Equity Awards (Altria) as of December 31, 2006

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	118,600 171,100 387,500 200,000 253,530 229,410 300,000 300,000		43.875 39.719 40.000 21.344 44.375 49.040 52.630 65.000	6/22/2007 6/23/2008 6/29/2009 1/26/2010 1/31/2011 6/12/2011 2/27/2012 2/27/2012	1/25/2006 1/26/2005 1/28/2004 1/29/2003 6/23/1998 1/29/1997	135,000 125,000 125,000 175,000 61,900 38,100	11,585,700 10,727,500 10,727,500 15,018,500 5,312,258 3,269,742

Dinyar S. Devitre, Senior Vice President and Chief Financial Officer, Altria Group, Inc.					1/25/2006 1/26/2005 1/28/2004	26,960 29,040 31,580	2,313,707 2,492,213 2,710,196

Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	109,500 96,973 110,814 139,796 12,117 164,909 32,426 185,920 151,420		43.875 75.712 40.000 75.712 46.115 66.575 75.712 44.375 49.040	6/22/2007 6/23/2008 6/29/2009 6/29/2009 1/26/2010 1/26/2010 1/26/2010 1/31/2011 6/12/2011	1/25/2006 1/26/2005 1/28/2004 6/23/1998	25,610 29,040 37,900 61,900	2,197,850 2,492,213 3,252,578 5,312,258

Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA	80,671 39,452 127,543 68,337 6,757 23,982 42,930 38,373 138,166 64,331 54,837 40,844	(4)	54.720 49.115 65.350 74.275 51.800 47.665 54.610 74.275 71.020 49.040 71.020 80.945	6/23/2008 6/29/2009 6/29/2009 6/29/2009 1/26/2010 1/26/2010 1/26/2010 1/31/2011 1/31/2011 6/12/2011 6/12/2011 6/12/2011	1/25/2006 1/26/2005 1/28/2004 6/23/1998	29,650 35,500 37,900 61,000	2,544,563 3,046,610 3,252,578 5,235,020

Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	109,500 131,600 300,000 22,939 19,997 175,663 185,920 151,420	(4)	43.875 39.719 40.000 21.344 45.545 80.945 44.375 49.040	6/22/2007 6/23/2008 6/29/2009 1/26/2010 1/26/2010 1/26/2010 1/31/2011 6/12/2011	1/25/2006 1/26/2005 1/28/2004 6/23/1998	29,650 35,500 37,900 65,800	2,544,563 3,046,610 3,252,578 5,646,956
(1)	These awards vest according to the following schedule:

Grant Date	Vesting Schedule
1/25/2006	100% of award vests on 2/11/2009.
1/26/2005	100% of award vests on 2/04/2008.
1/28/2004	100% of award vests on 2/05/2007.
1/29/2003	100% of award vests on 2/03/2011.
6/23/1998	100% of award vests on 6/23/2008.
1/29/1997	100% of award vests on 1/29/2007.

(2)	Dividends paid in 2006 on outstanding restricted stock awards for each of our named executive officers were as follows: Mr. Camilleri, $2,183,600; Mr. Devitre, $300,367; Mr. Parrish; $519,443; Mr. Szymanczyk, $555,523; and Mr. Wall, $564,611.

(3)	Based on closing market price on December 29, 2006 of $85.82.

(4)	These awards vested on February 15, 2007.

Outstanding Equity Awards (Kraft) as of December 31, 2006

	Option Awards
Name and Principal Position	Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date
Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	26,620	(1)	31.00	6/12/2011
Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA	32,260	(1)	31.00	6/12/2011
Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	26,620	(1)	31.00	6/12/2011
(1)	On February 23, 2007, outstanding Kraft stock options issued to executives who were employed by Altria, but not Kraft, at the time of the grant were converted to cash settled stock appreciation rights. Otherwise, the terms and conditions, grant price and expiration date remain unchanged.

Stock Option Exercises and Stock Vested During 2006

Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	90,000	3,277,725	175,000	12,516,875

Dinyar S. Devitre, Senior Vice President and Chief Financial Officer, Altria Group, Inc.	—	—	45,530	3,256,533

Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	120,000	4,439,556	45,530	3,256,533

Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA	294,814	7,821,777	55,550	3,973,214

Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	285,332	17,006,144	47,350	3,386,709
(1)	In addition, on February 5, 2007, vesting restrictions lapsed for restricted stock awards granted in 2004 with a value at such date as follows: Mr. Camilleri, 125,000 shares, $10,834,375; Mr. Devitre, 31,580 shares, $2,737,197; Mr. Parrish, 37,900 shares, $3,284,983; Mr. Szymanczyk, 37,900 shares, $3,284,983; and Mr. Wall, 37,900 shares, $3,284,983. On January 29, 2007, vesting restrictions lapsed for a restricted stock award granted to Mr. Camilleri in 1997 with a value at such date as follows: 38,100 shares, $3,391,091.

The Pension Benefits table below and the Non-Qualified Deferred Compensation table on page 48 generally reflect amounts accumulated as a result of service over the named executive officers’ full careers with us. The increments related to 2006 are reflected in the Change in Pension Value column of the Summary Compensation Table on page 35 or in the case of defined contribution plans, in the All Other Compensation table on page 36.

Pension Benefits

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2),(3) ($)	Payments During Last Fiscal Year (4) ($)
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Retirement Plan for Salaried Employees Kraft Foods Global, Inc. Retirement Plan Benefit Equalization Plan Supplemental Management Employees’ Retirement Plan Kraft Foods Global, Inc. Supplemental Benefits Plan I Target Payments	11.50 0.42 9.50 26.33 0.42 1.00	421,209 8,456 2,206,485 4,082,411 180,116 2,590,080	— — — — — 1,980,595

Dinyar S. Devitre, Senior Vice President and Chief Financial Officer, Altria Group, Inc.	Retirement Plan for Salaried Employees Benefit Equalization Plan Supplemental Management Employees’ Retirement Plan International Management Benefit Program Retirement Plan Target Payments	28.25 26.25 2.83 1.42 1.00	1,185,705 4,772,912 633,067 462,105 1,833,908	— — — — 1,678,598

Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	Retirement Plan for Salaried Employees Benefit Equalization Plan Target Payments	16.58 14.58 1.00	556,014 2,496,983 711,866	— — 3,013,348

Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA	Retirement Plan for Salaried Employees Kraft Foods Global, Inc. Retirement Plan Benefit Equalization Plan Supplemental Management Employees’ Retirement Plan Kraft Foods Global, Inc. Supplemental Benefits Plan I Target Payments	16.17 1.92 14.17 20.08 1.92 1.00	580,347 92,447 4,882,741 3,478,566 648,687 3,208,041	— — — — — 2,406,786

Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	Retirement Plan for Salaried Employees Benefit Equalization Plan Target Payments	16.58 14.58 1.00	652,027 4,553,323 1,439,102	— — 1,332,785
(1)

At December 31, 2006, each named executive officer’s total years of service with us or our operating subsidiaries were as follows: Mr. Camilleri, 28.33 years; Mr. Devitre, 32.5 years; Mr. Parrish, 16.58 years; Mr. Szymanczyk, 18.00 years; Mr. Wall, 16.58 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive’s total service and the credited service shown for each plan result from prior transfers between entities sponsoring the various plans or from individual agreements under the Supplemental Management Employees’ Retirement Plan, or SERP, described on page 44 below, except in the case of Target Payments. Because the Target Payments are year to year payments in lieu of continued accrual of benefits under the Benefit Equalization Plan, or BEP, and SERP for service after 2004, the relevant credited service equals one year. The SERP present value shown for Mr. Szymanczyk includes $2,288,632 attributable to years of service credited in excess of his actual years of service, with the remaining portion of that present value being attributable to the unreduced benefit described in the discussion of his SERP agreement on page 44 below.

(2)	The amounts shown in this column are based on a single life annuity (except for the International Benefit Program Retirement Plan) commencing at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement and otherwise use the same assumptions applied for year-end 2006 financial disclosure under Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions,” except that the amount shown for Target Payments is the amount actually paid in early 2007 in lieu of 2006 defined benefit accruals under the BEP and the SERP. These assumptions are described on page 69 of our Annual Report for the year ended December 31, 2006. As a result of payments made to trusts established by certain employees, including all of our named executive officers, as described on pages 45 and 46, our liabilities or those of our operating subsidiaries under the BEP, the SERP, or the Kraft Foods Global, Inc. Supplemental Benefits Plan I will be less than those shown in the table. For Mr. Devitre, the present value amounts shown for the BEP and SERP include the present values of very small benefits to which he is entitled under local plans in India, which offset benefits under the BEP and SERP.

(3)	In addition to the benefits reflected in this column, we and our subsidiaries (excluding Kraft) generally provide a survivor income benefit, or SIB allowance, that is available to all employees covered by the Retirement Plan for Salaried Employees, which we refer to as the Retirement Plan. In the case of the death of a married employee who has begun receiving benefits, SIB payments to the surviving spouse are only available with respect to those plans under which payments are being made in the form of a single life annuity. The surviving spouse becomes entitled, four years after the employee’s death, to a SIB allowance equal to the amount the spouse would have received had the employee begun receiving monthly payments under the Retirement Plan (and, to the extent applicable, under the BEP and the SERP) in the form of a joint and 50% survivor annuity. The present values of such post-retirement SIB benefits for the named executive officers with spouses who would be eligible, assuming their spouses survived them, based on the same mortality and other assumptions used to derive the present values for pension plan benefits, are: for Mr. Devitre, $319,382; Mr. Parrish, $207,453; and Mr. Szymanczyk, $259,497. In the case of the pre-retirement death of a married employee prior to age 61, a pre-retirement death benefit in the form of an SIB allowance of 25% of the deceased employee’s base compensation may commence beginning four years after the employee’s death, if the surviving spouse has not remarried. This benefit is reduced by the amount of any pre-retirement survivor allowance payable to the surviving spouse under the Retirement Plan, BEP and SERP and is generally payable in the form of a monthly annuity until the earlier of remarriage or the first day of the month in which the employee would have attained age 65. Benefits are also payable to a child of a deceased or disabled employee. If the spouse has not remarried and the deceased employee had completed at least five years of service, the SIB allowance beginning after age 65 and payable for the life of the surviving spouse, when combined with the pre-retirement survivor allowance, is equal to the amount the surviving spouse would have received if the employee had continued to work to age 65 at the same base compensation in effect on the date of death, retired and begun receiving payments under the Retirement Plan (and the BEP and the SERP, if applicable) in the form of a joint and 50% survivor annuity.

(4)	The amounts shown in this column represent Target Payments made in early 2006 in lieu of 2005 defined benefit accruals under the BEP and the SERP. These payments were a part of the amounts shown under the then applicable reporting rules in the All Other Compensation column of the Summary Compensation Table contained in our March 14, 2006 proxy statement.

Plans Maintained by Altria

Pensions for U. S. based Altria employees are payable from a funded tax-qualified pension plan and, to the extent that tax law limitations do not allow paying the full pension under the tax-qualified plan, the balance is payable under Altria’s supplemental pension plans. Most of the pension benefits promised to the named executive officers have been provided under the supplemental pension plans. Contributions to the tax-qualified deferred profit-sharing plan are also limited by tax rules, with any amount above the limits being credited under the supplemental deferred profit-sharing plan. However, as previously discussed on pages 24 and 35 of our March 14, 2006 proxy statement, accruals and allocations under these supplemental plans ceased at the end of 2004 for a number of employees, including all of the named executive officers, and were replaced by the Target Payments described on pages 45 and 46 below.

With respect to the supplemental retirement plan benefits earned for service before 2005, we have since 1996 paid amounts to individual trusts established by a number of employees or to employees themselves that serve to offset the benefits payable under the plans. These pre-2005 benefits promised to employees no longer participating in the supplemental plans will remain in place and additional payments with respect to those benefits may continue to be made.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan for Salaried Employees, or the Retirement Plan, is a non-contributory plan maintained for the benefit of certain employees of us and our operating subsidiaries (other than Kraft and its subsidiaries). Subject to tax rule limits noted in the discussion of the Benefit Equalization Plan, or BEP, below, compensation taken into account consists of the amount shown as annual salary and annual incentive in the Summary Compensation Table. However, the compensation taken into account for employees in salary bands A and B (including the chief executive officer and those senior executive officers who report directly to him) under all of the arrangements described in this discussion of “Plans Maintained by Altria” will be limited to annual salary and the lesser of their actual or their target annual incentive payable, assuming a business unit rating of 100 and a personal rating of “Exceeds,” with respect to service in 2006 and later years. This change does not apply to individuals who had attained age 55 by December 31, 2006. The only named executive officer currently affected is Mr. Camilleri.

The pension formula generally applicable to calculate benefits for salaried employees provides for lifetime benefits following termination of employment equal to 1.75% of the employee’s highest average annual compensation (annual salary plus annual incentive) during a period of five consecutive years, (minus 0.30% of such compensation up to the applicable Social Security covered compensation amount) times years of credited service (up to a maximum of 35). Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. This amount is expressed as a single life annuity payable commencing at normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the employee’s death or for commencement of payments before attaining normal retirement age.

Employees who terminate employment before age 55 with vested benefits may commence payment of their accrued pensions after attaining age 55. For such employees, commencing payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older, the reduction for early commencement is 6% for each year by which commencement precedes age 60. Thus, for example, the annual benefit a vested employee could immediately begin receiving at age 55 increases from 40% to 70% of the annuity payable at normal retirement age if the employee continues to work until age 55 before retiring.

If an employee has 30 years of service and is age 55 or older, or is 60 or older with five years of service, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is a substantial increase in the present value of the pension. Messrs. Devitre, Parrish, Szymanczyk and Wall are currently eligible for early retirement.

Benefit Equalization Plan (“BEP”)

Tax laws applicable to the funded tax-qualified Retirement Plan limit the five-year average annual compensation that can be taken into account under the tax-qualified plan. As a result of these or certain other tax requirements, only a portion of the benefits calculated under the pension formula described above can be paid to the named executive officers and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, the named executive officers accrued supplemental benefits with respect to accredited service in years before 2005 under the BEP. Generally, the benefits accrued under the nonqualified BEP equal the difference between the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and those that actually can be provided from the Retirement Plan after taking those limits into account.

Supplemental Management Employees’ Retirement Plan (“SERP”)

Our Supplemental Management Employees’ Retirement Plan, or SERP, provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and that do not fit within the design of the BEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and us. Messrs. Camilleri, Devitre and Szymanczyk have entered into SERP agreements with us.

        Mr. Camilleri: Under SERP agreements entered into with Mr. Camilleri in 1996 and 2001 he is entitled to a SERP benefit equal to the additional pension benefit he would receive under the Retirement Plan and the BEP if his benefits under those plans were calculated taking into account all of his service with us and our subsidiaries, including his service while covered by plans of PMI in Switzerland (16 years and 5 months) and additional service (5 months) under Kraft pension plans while employed by Kraft Foods International, Inc. This SERP benefit is offset by any other employer-provided pension benefits. Mr. Camilleri has waived any entitlement to benefits under the Swiss plan leaving only his Kraft pension plan benefits as an offset. His SERP agreements also limit the service that can be taken into account in calculating his benefits under the SERP so that such service, when combined with his other years of service with us and our affiliates, cannot exceed 35 years, and ensure that on termination of employment at or after age 55 he will be able to elect between actuarially equivalent benefit forms providing survivor benefits to his former spouse under either 50% or 100% joint and survivor options.

        Mr. Devitre: Similarly, to reflect his service with us and our subsidiaries in India, Mr. Devitre is entitled under SERP agreements entered into in 1998 and 2004 to an annual SERP benefit equal to 2.833 years of service multiplied by 1.75% of his final average earnings as of his retirement date, but offset by the retirement benefits he became entitled to under any plan in India as result of that service.

        Mr. Szymanczyk: During 2002, in order to provide a retention incentive to Mr. Szymanczyk, we entered into a SERP agreement providing an enhancement to the benefits payable to him under the Retirement Plan and the BEP. This enhancement provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of service for all purposes and receive his pension benefit without reduction for early commencement. For employment beyond age 55, he would be credited with two years of service for each year of service until age 60. Mr. Szymanczyk attained age 55 in January 2004. Beginning with 2005, he ceased to accrue additional benefits under the BEP and the SERP, and the extra year of service to which he was entitled for each year of service until age 60 and his ability to receive his pension benefit without reduction for early commencement are compensated for as part of the Target Payments he will receive in lieu of continued accruals under those plans.

As noted previously, we or our operating subsidiaries have since 1996 made funding payments to individual trusts established by a number of employees or directly to the employees themselves. These amounts offset benefits otherwise payable at the employee’s retirement for pre-2005 vested benefits promised under both the pension and deferred profit sharing portions of the BEP and the SERP and are not intended to increase total promised benefits. During 2006, the following amounts, less applicable tax withholding, were deposited in the trusts established by the named executive officers with respect to pre-2005 benefits under the BEP or the SERP: Mr. Camilleri, $180,336; Mr. Parrish, $936,471; and Mr. Wall, $56,667.

Target Payments

Beginning with 2005, new arrangements were implemented to ensure compliance with new tax legislation. Under the new arrangements, most Altria employees who are eligible for the individual trust payments (including all of the named executive officers) will not accrue additional benefits under the BEP or the SERP. Instead, for 2005 and subsequent years they receive current payments calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by these plans. These “Target Payments” are made annually shortly after the close of each calendar year during which employment continues, subject to our right to discontinue the payments. Like the payments made for pre-2005 plan benefits, these payments are made to individual trusts established by the employees, including all of the named executive officers, or to the employees themselves. They are not intended to represent an increase from the benefits previously promised to employees. Instead, the annual Target Payments are intended to provide amounts that employees can save for retirement and that have a value approximating the additional supplemental retirement plan accruals they will no longer receive.

The new payments completely replace post-2004 coverage under the supplemental retirement plans for the employees who receive them. The amounts of the new payments will vary from year to year depending on an employee’s age, salary changes, interest rates, whether the employee would have become eligible for early retirement benefits had he or she continued to be covered by the supplemental retirement plans, and other factors, just as the value of continued plan coverage would have varied from year to year based on such factors. For example, Mr. Parrish attained age 55 in 2005 and, had he continued to participate in the defined benefit portion of the BEP in 2005, he would have then become entitled to commence early retirement annuity benefits equal to 70% rather than 40% of his age 65 normal retirement benefit, with a corresponding large increase in the present value of his BEP benefits. The increase that would otherwise have occurred under the BEP was reflected in the $3,013,348 portion of his Target Payment for 2005 that was in lieu of continued defined benefit accruals under the BEP. Since this substantial increase only occurs on attainment of early retirement eligibility, Mr. Parrish’s Target Payment in lieu of BEP accruals for 2006 decreased to $711,866. Assuming continued employment, a similar substantial one-year increase will occur for Mr. Camilleri when he attains age 55 in 2010. Because he will then have more than 30 years of service, he would have become entitled under the BEP and the SERP (which generally mirror the early retirement provisions of the tax-qualified Retirement Plan) to commence an immediate annuity benefit equal to 100% of his age 65 benefit. Though the unpredictability of interest and annuity purchase rates, future salary and annual incentive payments and other factors makes it impossible to determine at this time the amount of Mr. Camilleri’s Target Payment in lieu of defined benefit BEP and SERP accruals for 2010, estimates based on assuming continuation of his salary and target annual incentive at the levels currently in effect and that other relevant factors also remain constant suggest that his Target Payment for 2010 would be approximately $30 million dollars.

Since the new payments fully replace post-2004 coverage under the supplemental retirement plans, they also render the annual value earned by employees more transparent than under the previous arrangement. The portion of the Target Payment that replaces participation in the defined benefit portion of the BEP and the SERP for 2006, which was paid in early 2007, is reported under the “Present Value of Accumulated Benefits” column in the table above. The Target Payment amounts shown in the column headed “Payments During Last Fiscal Year” is the amount paid in early 2006 in lieu of such participation for 2005. This same amount was previously reported in the March 14, 2006 proxy statement as part of “All Other Compensation.” Target Payments that replace participation in the deferred profit sharing plan portion of the BEP continue to be reported under “All Other Compensation” in the Summary Compensation Table; the amounts of such payments for 2006 are shown on page 36 above.

The material assumptions used in determining the benefits that the named executive officer recipients of the Target Payments would have accrued for service during 2006 under the defined benefit portions of the BEP and SERP if they had remained participants in those plans (and thus the Target Payments that replace such benefits and are reported in the table) were as follows:

•	for determining lump sum values, a discount rate of 4.2413% and mortality based on the 1994 Group Annuity Reserving table;

•	a cost for providing annuity benefits based on the average of contract rates proposed by five insurance companies;

•	retirement at the later of early retirement eligibility or current age;

•	five-year average annual compensation taking into account 2006 salary and annual incentive paid in 2006; and

•	income taxes at the highest applicable rates on benefits they otherwise would have received, on the Target Payments and on earnings on the individual trust investments made with such Target Payments.

The Target Payment amounts are also adjusted to reflect any needed corrections in estimated data previously used and experience deviations from assumptions previously employed to help ensure that the Target Payments closely approximate the value of the BEP and SERP benefits foregone.

International Management Benefit Program Retirement Plan (“IMBP”)

For some of his service with us outside the United States, Mr. Devitre is entitled to a benefit under the International Management Benefit Program Retirement Plan, or IMBP, an unfunded arrangement that provides retirement benefits to participants for periods of service not taken into account under the Retirement Plan. The IMBP provides a benefit based on a formula that is essentially the same as that used under the Retirement Plan, except that the benefits are in the form of a joint and 60% survivor annuity, and takes into account all of a participant’s service with us (up to 40 years). The amount derived from this formula is then reduced by the amount of pensions, foreign social security and similar payments payable to the participant for the same service. Early retirement benefits are payable to participants pursuant to criteria identical to those used under the Retirement Plan. Mr. Devitre is eligible for early retirement under the IMBP.

Plans Maintained by Kraft

Messrs. Camilleri and Szymanczyk are also entitled to pension benefits under plans maintained by Kraft as a result of their prior service with Kraft. They are entitled to benefits under both a tax-qualified plan and a supplemental plan.

Kraft Foods Global, Inc. Retirement Plan

All eligible full-time and part-time U.S. employees of Kraft and its subsidiaries, including executive officers, are covered automatically in a funded non-contributory, tax-qualified defined benefit plan – the Kraft Foods Global, Inc. Retirement Plan, which we refer to as the “Kraft Retirement Plan”. Benefits under the Kraft Retirement Plan are payable upon retirement in the form of an annuity or, if the employee was hired prior to 2004, a lump sum. The formula used to calculate a benefit is equal to the following:

•	1.3% of final average pay up to the Social Security Covered Compensation amount multiplied by years of service up to 30, plus

•	1.675% of final average pay in excess of the Social Security Covered Compensation amount, multiplied by years of service up to 30, plus

•	0.5% of final average pay multiplied by years of service in excess of 30.

Final average pay is defined as the greater of:

•	a participant’s average compensation during the last 60 consecutive months of service before separation; and

•	the participant’s average compensation during the five consecutive calendar years out of the last 10 years prior to separation that produce the highest average.

For this purpose, a participant’s compensation includes salary and annual incentive compensation. Normal retirement under the Kraft Retirement Plan is defined as age 65 with five years of vesting service, at which point participants are eligible to receive an unreduced benefit. Participants with five years of vesting service may elect to receive benefits after attaining age 55 and before age 65, but the amount is reduced since benefits are paid over a longer period of time. The reduction depends on how old the participant is at termination and the number of years of vesting service the participant earned. Employees who terminate employment before age 55 may commence payment of their pensions after attaining age 55, with a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of years by which age as of benefit commencement is less than 65. A participant hired before 2004, who terminates employment at or after age 55 and who has at least 10 years of vesting service will have his pension reduced by 3% for each year that age at benefit commencement is less than 62, except that the incremental reduction factor between ages 56 and 55 is 2%. Mr. Szymanczyk is currently eligible for early retirement.

Kraft Foods Global, Inc. Supplemental Benefits Plan I

As noted in the discussion of the BEP above, tax laws limit the amount payable from plans such as the Kraft Retirement Plan. To compensate for the benefits that cannot be provided under the Kraft Retirement Plan, Kraft maintains the Kraft Foods Global, Inc. Supplemental Benefits Plan I, which is an unfunded plan that provides for the difference between what would have been payable based upon the pension plan formula stated above absent the applicable tax law limits and the amount actually payable from the Kraft Retirement Plan.

Payment Forms

In the case of all plans other than the tax-qualified Retirement Plan, the value of the pensions accrued under the plans may be paid in a single lump sum. Except in the case of amounts payable to certain participants under the BEP, benefits are also payable in the form of an annuity. The Target Payments are, as described above, annual year-to-year payments.

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2006 ($) (2)
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Deferred Profit Sharing Benefit Equalization Plan	0	0	67,232	0	1,496,702

Dinyar S. Devitre, Senior Vice President and Chief Financial Officer, Altria Group, Inc.	Deferred Profit Sharing Benefit Equalization Plan	0	0	9,004	0	200,444

Steven C. Parrish, Senior Vice President, Corporate Affairs, Altria Group, Inc.	Deferred Profit Sharing Benefit Equalization Plan	0	0	47,669	0	1,061,198

Michael E. Szymanczyk, Chairman and Chief Executive Officer, Philip Morris USA	Deferred Profit Sharing Benefit Equalization Plan	0	0	56,766	0	1,263,723

Charles R. Wall, Senior Vice President and General Counsel, Altria Group, Inc.	Deferred Profit Sharing Benefit Equalization Plan	0	0	48,798	0	1,086,327
(1)	The amounts in this column consist of amounts credited as earnings for 2006 on account balances attributable to pre-2005 participation under the defined contribution portion of the BEP. These amounts do not constitute above-market earnings and, accordingly, are not included in amounts reported in the Summary Compensation Table on page 35.

(2)	The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years in the following amounts: for Mr. Camilleri, $1,136,324; for Mr. Parrish, $394,177; for Mr. Szymanczyk, $763,925; and for Mr. Wall, $489,714. Additional allocations in years when these individuals were not named executive officers included in the Summary Compensation Table were: for Mr. Devitre, $177,588 (additional allocations with respect to a prior period of employment with us, which were previously distributed, are excluded from this amount); for Mr. Parrish, $384,941; for Mr. Szymanczyk, $146,353; and for Mr. Wall, $301,026. The previous years’ allocations for Mr. Camilleri include amounts attributable to a 1996 allocation of $34,861 under a supplemental profit-sharing allowance agreement continuing his non-qualified Deferred Profit-Sharing allocation at the level applicable under our defined contribution plans during a period of approximately five months during which he was employed by Kraft Foods International. As a result of payments made to trusts established by the named executive officers, as described previously on pages 45 and 46, our liabilities or those of our subsidiaries, will be less than the amounts shown in the table.

Benefit Equalization Plan

The BEP also provides benefits that supplement those that are provided under the tax-qualified Deferred Profit Sharing Plan for Salaried Employees maintained by us, which we refer to as the “DPS”. Under the DPS, we make a contribution on behalf of each participant for each year. The contribution is determined by a formula relating to our profits (but is capped at 15 percent of DPS participants’ aggregate compensation), which has generally resulted in the contribution for any participant (subject to the tax law limit described below) equaling 15% of the participant’s compensation for the year. For purposes of the DPS, compensation is defined as the amount reported as annual salary in the Summary Compensation Table.

As is the case with the Retirement Plan, applicable tax laws limit the amount of compensation ($220,000 for 2006) that can be taken into account under the DPS for any year and impose other limits on the amounts that can be allocated to individuals. A participant whose salary is more than that amount or who is otherwise affected by tax law limits has a contractual promise from us to be paid an amount generally equal to the additional benefits the participant would have received under the DPS but for the application of the tax law limits. To record that promise, bookkeeping accounts are maintained under the BEP for each participant. For each year, an amount is credited to the account maintained for the participant equal to the difference between the amount that otherwise would have been contributed to the DPS on the participant’s behalf for the year and the amount that was actually contributed. The named executive officers were credited with such allocations for their service in years before 2005. A further notional allocation is made annually to reflect what the amount credited to the participant’s account under the BEP would have earned if that account were invested in a specified investment fund maintained under the DPS. The DPS fund used as an earnings measure under this portion of the BEP is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2006, produced earnings at a rate of approximately 4.7%. Participants typically receive their benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over up to a number of years not to exceed their life expectancy.

As described above, in prior years we or our operating subsidiaries made funding payments to individual trusts established by a number of employees or directly to the employees themselves. These amounts reduce benefits otherwise payable at retirement for vested benefits promised under the BEP and are not intended to increase total promised benefits. For service after 2004, allocations (other than allocations of earnings on amounts previously credited) under this portion of the BEP ceased for most employees who were eligible for these payments. Instead, these employees (including all of the named executive officers) receive payments described under the “Target Payments” heading above. The promised benefits earned for service before 2005 remain in place, however, and additional payments with respect to these pre-2005 benefits may continue to be made. Such payments made during 2006 are included in the amounts noted on page 45 immediately before the “Target Payments” heading.

Employment Contracts, Termination of Employment and Change of Control Arrangements

As a general matter, we do not utilize employment contracts. In addition, we do not have change of control agreements with Mr. Camilleri or any of the named executive officers. Under the terms of our shareholder approved equity and incentive compensation plans, however, in the event of a change in control of Altria Group, Inc.:

•	any options or stock appreciation rights would become vested and exercisable;

•	the restrictions on outstanding restricted stock or deferred stock would lapse;

•	unless otherwise determined by the Compensation Committee, awards of the types described in (i) and (ii) would be cashed out at the change in control price;

•	fully earned but unpaid incentive awards would become payable; and

•

annual and long term incentive awards for performance cycles not yet completed as of the change of control date would become payable based on a proration (the number of full or partial completed months divided by the total number of months in the performance cycle) of the maximum award opportunity for the cycle.

The definition of a change in control for this purpose is set forth in our 2005 Performance Incentive Plan on pages H-6 through H-8 of our March 14, 2005 proxy statement. These payments, calculated as if a change of control occurred on December 31, 2006 are as follows:

	Unvested Stock Options (1)	Unvested Restricted Stock (1)	Completed 2006 Annual Incentive Cycle (2)	Completed 2004-2006 Long-Term Incentive Cycle (3)
Camilleri	$—	$56,641,200	$10,000,000	$24,000,000
Devitre	—	7,516,116	5,400,000	14,100,000
Parrish	—	13,254,899	5,400,000	14,100,000
Szymanczyk	199,115	14,078,771	5,400,000	14,100,000
Wall	856,357	14,490,707	5,400,000	14,100,000

(1)	Assumes the change of control price is equal to the closing market price on December 29, 2006 of $85.82.

(2)	Assumes maximum award payable under the Annual Incentive Award program in accordance with the Section 162(m) formula described on page 33.

(3)	Assumes maximum award payable under the Long-Term Incentive Plan in accordance with the 162(m) formula described on page 33.

Benefits payable under our retirement plans are discussed on pages 41 through 47 and the non-qualified deferred compensation plan is discussed on pages 48 and 49 above. None of those plans nor any other agreements provide named executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. All named executive officers are already fully vested. Similarly, no special provisions apply to named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Involuntary Separation Without Cause

In the event of involuntary separation without cause, salaried employees, including named executive officers, are eligible to receive severance. The amount of severance paid will vary based on a number of factors including the circumstances of the termination and the number of years of service provided to us by the executive. Each of the named executive officers is entitled to severance equal to 12 months of base salary. Any amounts in excess of that, including cash in lieu of restricted stock or pro-rated incentive plan payments, are paid pursuant to a non-compete/non-solicitation agreement or general release of claims. Periods for which employees are entitled to regular severance payments and, in some circumstances additional severance periods agreed to in connection with non-compete/non-solicitation or general release agreements, may be counted toward vesting and eligibility for early retirement under our pension plans and for purposes of our post-retirement medical plans.

Retirement Provision for Mr. Szymanczyk

We entered into an enhanced retirement agreement with Mr. Szymanczyk during 2002 which will remain in force for the duration of Mr. Szymanczyk’s employment with us. The details of this agreement are discussed on page 45.

Separation Agreement for Mr. Deromedi

In 2006, Kraft entered into a separation agreement with Mr. Roger Deromedi, former chief executive officer of Kraft who ended his employment on June 26, 2006. The details of the severance arrangement are summarized below:

•

Mr. Deromedi will receive salary continuation at his annual rate of pay in effect on his termination date ($1,200,000) until February 23, 2007. During that period he will continue to participate in Kraft’s medical, dental, life insurance, long-term disability, personal accident insurance, thrift and retirement plans as if he were an active employee (subject to tax rules that prohibit severance payment recognition under the thrift plan after December 31, 2006).

•	Following the end of the salary continuation period, Mr. Deromedi will receive a lump sum payment equal to the salary that he would have received from February 24, 2007 through June 26, 2008.

•

Following the salary continuation period, under an agreement related to our acquisition of Kraft and dated March 27, 1989, Mr. Deromedi will be covered by lifetime medical, dental and life insurance benefits on terms at least as favorable as those that were available to the other Kraft executives as of December 1, 1998. In addition, consistent with a previous agreement, Mr. Deromedi’s Kraft earnings will be recognized for the purpose of calculating his General Foods pension benefit and his 11 years of service with General Foods will be recognized for the purposes of determining early retirement eligibility under the Kraft Foods Global, Inc. Supplemental Benefits Plan II.

•

Mr. Deromedi received a payment of $855,000 for his 2006 Annual Incentive award, pro-rated for service through June 30, 2006 and based on Mr. Deromedi’s individual target percentage of 150% and the actual business unit rating for Kraft for 2006. This payment was made on December 29, 2006.

•

Mr. Deromedi received a payment of $5,075,000 for the 2004-2006 LTIP performance cycle, pro-rated for service from January 1, 2004 through June 30, 2006 and based on Mr. Deromedi’s individual target percentage of 250%, the actual Kraft LTIP rating and Mr. Deromedi’s base salaries in effect on December 31, 2004, December 31, 2005 and June 30, 2006. This payment was made concurrently with LTIP payments to other eligible Kraft LTIP recipients.

•

Mr. Deromedi realized income of $4,797,152 on 141,697 shares of Kraft restricted stock that became vested on August 31, 2006 in accordance with his separation agreement. All other Kraft restricted stock was forfeited.

•	Mr. Deromedi is entitled to retain his outstanding vested stock options of Altria and Kraft until their expiration date.

•	Mr. Deromedi is entitled to continue to participate in the executive car policy and security program until February 23, 2007.

Mr. Deromedi is entitled to outplacement services and professional fee reimbursement, up to a combined maximum of $100,000.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2006

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2006 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee:

Lucio A. Noto, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Robert E. R. Huntley

George Muñoz

John S. Reed

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, paid to our auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), were comprised of the following (in millions):

	2006 Actual	2005 Actual
Audit Fees (1)	$33.9	$31.3
Audit-Related Fees (2)	4.5	5.0
Tax Fees (3)	10.2	11.6
All Other Fees (4)	0.4	0.4

TOTAL	$49.0	$48.3

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission. The audit fees increased in 2006 over 2005 primarily due to changes in audit scope related to significant systems implementations and acquisitions.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses for professional services primarily relating to reviews of benefit plan procedures and other miscellaneous professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSALS

PROPOSAL 1 – CUMULATIVE VOTING

Nick Rossi, P.O. Box 249, Boonville, CA 95415, claiming beneficial ownership of 500 shares of common stock, submitted this proposal.

RESOLVED, Stockholders recommend that our Board adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

Cumulative voting won impressive yes-votes of 54% at Aetna and 56% at Alaska Air in 2005 and 55% at GM in 2006. The GM 55% vote was up from 49% in 2005.

Cumulative voting allows a significant group of shareholders to elect a director of its choice – safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Cumulative voting could encourage the election of one director with greater expertise and interest in improving our corporate governance and curbing our excessive executive pay.

Progress Begins with One Step

It is important to take one step forward and support this proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm rated our company:
“D” in Corporate Governance.
“Very High Concern” in CEO Compensation.
Deficient in Strategic Decision-making.
“High” in Overall Governance Risk Assessment

•	We had no Independent Chairman – Independent oversight concern
•	Plus our lead director had 30-years tenure as director and also served on our key Audit Committee – Independence concern.
•	Mr. Wolf, Chairman of our Nominating and Corporate Governance Committee, also served on the R.R. Donnelly board rated D by The Corporate Library.
•	Cumulative voting was not allowed.
•	Two of our directors had 17 to 30 years tenure - Independence concern.

Also according to The Corporate Library:

•	Our CEO’s total pay, including realized options, exceeded the median for a company of this size by more than 20%.
•	The amount of our CEO’s “Other Annual Compensation” questioned our board’s ability to ensure that the executive compensation process was sufficiently performance-related.
•	In regard to the 2005 Management Performance Incentive Plan, the relationship between the size and the value of these pay-outs and company performance was vague.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for Cumulative Voting.

Cumulative Voting. Yes on 1

The Board recommends a vote AGAINST this proposal.

Like most major corporations, the Company provides holders of common stock with one vote per share for each Board seat. The Board believes this method assures that each director is accountable to all stockholders and reduces the risk of factionalism on the Board.

The Board believes that it would be unwise to alter the current voting procedure and that cumulative voting would not be in the best interests of stockholders as a whole. Cumulative voting could impair the effective functioning of the Board by permitting the “stacking” of votes behind potentially partisan directors, resulting in the election of directors obligated to represent the special interests of a small group of stockholders rather than all stockholders. This could foster a divided Board and undermine the Board’s ability to work together effectively to continue the Company’s superior long-term performance. Cumulative voting also allows stockholders a voice in director elections that is disproportionate to their economic investment in the Company. The Board believes that each stockholder should be entitled to affect the outcome of elections in a manner proportionate to his or her ownership.

In addition, the Board believes that cumulative voting is unnecessary because the Company has strong governance provisions and practices in place that are responsive to stockholder concerns:

•	The Company has long had a confidential voting policy in uncontested solicitations.

•	The Company does not have a staggered Board. All directors are elected annually by the stockholders.

•	All nominees for director at the 2007 Annual Meeting received a “FOR” vote of at least 98% at last year’s Annual Meeting.

•	All of the Company’s directors are independent, except the Chairman and Chief Executive Officer.

•	The Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee of the Board are each comprised solely of independent directors.

•

Under the Virginia Stock Corporation Act (the Company is incorporated in Virginia), the Board does not have the right to increase the number of directors in any year by more than 30% without the approval of stockholders.

•	The Board has redeemed its stockholder rights plan and adopted a policy requiring it to obtain stockholder approval of any new plan.

Two years ago, the Board amended its Corporate Governance Guidelines to require any director receiving a greater number of “WITHHELD” votes than “FOR” votes to tender his or her resignation to the Nominating and Corporate Governance Committee. Pursuant to recently passed legislation in Virginia (now awaiting the Governor’s expected signature), the Board has now taken a step further and amended its By-laws and Corporate Governance Guidelines to adopt a majority vote standard in the election of directors in uncontested elections, effective July 1, 2007, the anticipated effective date of the Virginia legislation. Shareholders will now be able to vote against directors of whom they disapprove. A nominee in an uncontested election who does not receive a majority of votes cast will not be elected. Any incumbent director who is not re-elected must tender his or her resignation to the Board.

In support of its cumulative voting proposal, the proponent cites a poor rating the Company has been given by The Corporate Library, one of several corporate governance ratings firms and the only one that gives the Company such a low score, a score with which the Company disagrees. It should be noted that cumulative voting is not considered as a factor in the rating scheme applied by The Corporate Library and adopting the proponent’s proposal would not result in a higher rating by this organization.

In summary, this proposal would alter the current process for electing each director by the vote of all stockholders. The proposal could permit stockholders representing a relatively small minority of shares to elect a director representing their special interests. Because each director oversees the management of the Company for the benefit of all stockholders, the Board believes that the current system of electing directors best serves the interest of stockholders as a whole.

For these reasons, the Board recommends a vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 2 – INFORMING CHILDREN OF THEIR RIGHTS IF FORCED TO INCUR SECONDHAND SMOKE

Province of Saint Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, WI, claiming beneficial ownership of 300 shares of common stock, together with four co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

WHEREAS, in August, 2006 a federal judge ruled that PMUSA and other tobacco companies violated racketeering laws by deceiving the public about the dangers of tobacco, including the fact that “defendants continue to obscure the fact that ETS is hazardous to Nonsmokers;”

PMUSA has continued its equivocation on the dangers of secondhand smoke (SHS) since the May, 2006 Report of the Surgeon General stating it is now “indisputable” SHS is an “alarming” public health hazard, responsible for tens of thousands of premature deaths among nonsmokers annually (www.surgeongeneral.vov/library/secondhandsmoke/).

In releasing the findings, Surgeon General Richard H. Carmona stated: “Children are especially vulnerable to the poisons in secondhand smoke.” He urged smoking parents not only to quit, but to smoke outside while trying to quit. “Make the home a smoke-free environment,” he stated (NYT, 02.28.06).

Despite PMUSA’s response to the 2006 Report – that “people could choose whether to be around smokers” (TobaccoReporter 07.06, p.8), by smoking, a parent/guardian “transforms his or her child into an involuntary smoker” (Children’s Legal Rights Journal 25.4 [2005], 37). Such unwilling SHS exposure can be considered “a form of child abuse that is highly detrimental to health, general welfare, and safety. Every member of society must share the responsibility of protecting our children from SHS” (25).

In Johnita M.D. v. David D.D., a New York family court provided relief to a thirteen-year-old child who demanded the court prohibit his mother from smoking in his presence. The court took judicial notice of the scientific evidence regarding SHS, and banned the parents from smoking or allowing others to smoke at any time in their home or automobile (Johnita M.D., 40 N.Y.S.2d at 812, 812-13).

In re Julie Anne, an Ohio court contained forty statements addressing linkages between SHS and disease. It concluded: “children comprise the most abused segment of society in the world” (24). The court, on its own initiative, issued a restraining order against the smoking parents whose healthy child asserted entitlement to breath clean air, free of SHS (25, 27).

The court found that a “family court on its own initiative and regardless of the health of the child … in determining issues of visitation and custody” (641). The court declared the “involuntary nature of children’s exposure to second hand smoke crystallizes the harm as egregious” (647-51).

Many times, it has been shown, legal redress is the only recourse in response to some particularly egregious behavior. Contrary to PMUSA’s assertion, many children have no choice “whether to be around smokers.” While it may seem extreme for a child to sue his/her parents for smoking, any “right” parents have vis-á-vis smoking is over-ridden by a child’s right to health.

RESOLVED: the shareholders request that Altria and its tobacco entities make available on their websites and in all venues where they sell or promote their cigarettes, their own clear statements as well as material detailing the health hazards of SHS, including legal options available to minors to ensure their environments will be smokefree.

The Board recommends a vote AGAINST this proposal.

Philip Morris USA Inc. (“PM USA”) and Philip Morris International Inc. (“PMI”) believe that the public should be guided by the conclusions of public health officials regarding the health effects of second-hand smoke, also known as environmental tobacco smoke (“ETS”), in deciding whether to be in places where ETS is present, or, if they are smokers, when and where to smoke around others. PM USA and PMI both communicate on their websites the public health authorities’ conclusions that ETS causes diseases in non-smokers.

In particular, the websites of PM USA and PMI each state:

Public health officials have concluded that secondhand smoke from cigarettes causes disease, including lung cancer and heart disease, in non-smoking adults, as well as causes conditions in children such as asthma, respiratory infections, cough, wheeze, otitis media (middle ear infection) and Sudden Infant Death Syndrome. The companies’ websites communicate the dangers to children of ETS exposure and emphasize that “[p]articular care should be exercised where children are concerned, and adults should avoid smoking around them.”

The websites also provide direct links to studies regarding ETS by the U.S. Surgeon General (including the 2006 Report of the Surgeon General, entitled “The Health Consequences of Involuntary Exposure to Tobacco Smoke”), the U.S. Environmental Protection Agency, the International Agency for Research on Cancer, and other public health authorities, all of which conclude that ETS exposure poses health risks to non-smokers. More information on ETS can be found at PM USA’s website at www.pmusa.com and PMI’s website at www.pmintl.com. In addition, on each cigarette package PM USA provides a toll-free number and website address where health information can be obtained. PMI provides information on the health effects of secondhand smoke to its consumers through various media, including in package onserts.

Further, both companies have stated on their websites that “the conclusions of public health authorities on secondhand smoke warrant public health measures that regulate smoking in public places” and that “outright bans are appropriate in many places, such as schools.” Also, both companies have stated that where smoking is permitted in public places, “the government should require the posting of warning notices that communicate public health officials’ conclusions that secondhand smoke causes disease in non-smokers.”

PM USA supports a legislative framework in the U.S. that would establish a comprehensive regulatory framework for tobacco products that includes authorizing the U.S. Food and Drug Administration to revise the text of existing warning labels on cigarette packages and in cigarette advertisements to include warnings about the health effects of ETS. PMI supports and advocates strong and effective comprehensive regulation of tobacco products around the world and has communicated this view to regulators and public health authorities, including the World Health Organization and the European Union. Internationally, many countries, such as those in the European Union, require warning labels that include messages on ETS.

In short, PM USA and PMI both communicate on their websites and elsewhere the public health community’s messages regarding ETS. However, we do not believe it would be appropriate for the Company, PM USA, or PMI to communicate to children information or suggestions about “legal options” regarding this issue.

Therefore, the Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 3 – STOP ALL COMPANY-SPONSORED “CAMPAIGNS” ALLEGEDLY ORIENTED TO PREVENT YOUTH FROM SMOKING

Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, MO 63131-2298, claiming beneficial ownership of 100 shares of common stock, submitted the proposal set forth below.

Whereas, shareholder resolutions filed for voting at this Company’s annual meetings in 1999, 2000 and 2001 asked that “before any promotional, marketing, and/or advertising campaign presently running is allowed to continue or is inaugurated in the future, it must be submitted to independent and certifiable testing to ensure that it is not equally or more appealing to the 14-to-18-age group than groups over 18.” The Board and Management urged shareholders to vote against this, arguing that it did not market to youth.

In December, 1998, Philip Morris USA launched a national $100 million television campaign allegedly meant to persuade youth not to smoke. In one form or another, it has continued this campaign ever since. During this time representatives of the proponents of this resolution repeatedly asked the Company to submit its ad campaign to independent testing to see how youth are being impacted to (not) smoke our products. The Company’s representatives refused, arguing its data shows the ads are “effective.” Furthermore it has refused to release any data that might support its claims.

Meanwhile a comprehensive study of 100,000 such ads during the period covered by most of the previous shareholder resolutions (1999-2002) has shown that such ads may have done more harm than good. The research covered the reach and frequency of tobacco company-sponsored ads and whether they were seen by 12-year olds to 17-year olds in the largest 75 U.S. media markets, covering close to 80 percent of all households. They then examined surveys of 8th, 10th and 12th graders in 48 states collected in the same period for a study on tobacco use and beliefs at the University of Michigan. The data showed no correlation between the frequency of the industry’s anti-smoking ads and actual or intended smoking by the teens.

Melanie Wakefield of the Cancer Council Victor, Melbourne, Australia, a lead researcher on the project declared: “This research provides the clearest evidence to date that tobacco-sponsored ads don’t work.”

A key element of the study, published in the December, 2006 American Journal of Public Health stated that eighth-graders likely to have seen the ads targeted at parents were more likely to believe that the dangers of smoking had been exaggerated and more likely to say they planned to serve. Older teens also expressed stronger approval of smoking and were more likely to have smoked in the 30 days before the school survey.

The Company has not challenged the findings of this study. Such data about that period belies the Company’s statements that its campaign aimed at youth-prevention of smoking are “effective.”

RESOLVED: Shareholders request the Board to stop within one week of the 2007 annual meeting all Company-sponsored “campaigns” allegedly oriented to prevent youth from smoking unless management can produce facts refuting such findings as those above that show such campaigns do not reduce teen smoking. Shareholders also request the Board to grant annually the monies otherwise spent on these campaigns to those campaigns that have been demonstrated to reduce teen smoking.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI both understand that youth smoking prevention is a complex issue for which there is no one simple solution. Both companies firmly believe that kids should not smoke and that preventing youth smoking should be a vital and central component of comprehensive tobacco regulation. While the issue of youth smoking must be addressed by governments, regulators, parents, teachers and society in general, PM USA and PMI believe they have a role to play in addressing the issue of youth smoking and that their programs are appropriate and responsible.

In 1998, PM USA created a Youth Smoking Prevention (“YSP”) department with the goal of helping to prevent youth from smoking cigarettes. PM USA firmly believes that kids should not smoke and that PM USA can play an important role in addressing this issue.

PM USA’s YSP department develops and disseminates youth smoking prevention communications, makes grants to youth-development organizations, produces tools and resources to help parents talk to their kids about not smoking, and supports youth access prevention initiatives to help keep cigarettes out of kids’ hands. PM USA’s work in youth smoking prevention is guided by experts. PM USA has a Parent Communications Advisory Board, consisting of experts in relevant disciplines. The Parent Communications Advisory Board supports a parent-directed media campaign to help prevent youth smoking. PM USA’s “Talk. They’ll Listen.” television campaign is designed to encourage parents to stay involved in their kids’ lives and talk to their kids about not smoking. The “Talk. They’ll Listen.” campaign is also intended to complement our other parent-directed communications, including the online Parent Resource Center and the Raising Kids Who Don’t Smoke brochure series.

PM USA’s research shows that the campaign is successful in reaching its intended audience. Based on research as of June 2006, 61 percent of parents of kids 10 to 17 years old reported being aware of at least one ad from the campaign. Importantly, of those aware, 61 percent reported having talked to their child about not smoking as a result of seeing the ad.

While parents are the intended audience of the “Talk. They’ll Listen.” campaign, PM USA recognizes that there is the potential for adolescents to be exposed to the ads on TV. As part of the research protocol and prior to the airing of the ads, PM USA also talks with youth to identify and avoid unintended advertising message take-aways. Nothing in PM USA’s research raises the concerns indicated by the study published in the American Journal of Public Health. PM USA is exploring various ways to better understand the study and has asked the authors of the study for their underlying research data. PM USA will continue to seek engagements with relevant experts to identify opportunities to improve its youth smoking prevention efforts.

Similarly, since 1998, PMI has been taking and supporting measures to prevent youth smoking. These measures focus on promoting the establishment of laws to prevent minors from buying cigarettes, educating retailers about their responsibility not to sell to minors and teaching children to decide against smoking.

PMI’s efforts are focused on the imposition of legal age limits and on retailer compliance with those age limits. Many countries in the world today do not have minimum age laws and, where such laws exist, they are often not adequately enforced. PMI wants to see those laws expanded around the globe and, importantly, strictly enforced. PMI’s principal voluntary programs involve working with retailers and educating them about preventing sales to minors. In addition to these retail access initiatives, PMI also provides financial support to the ongoing efforts of teachers, community groups, youth specialists and health ministries for educational programs aimed at preventing youth smoking.

For these reasons, the Company believes this proposal is not warranted.

Therefore, the Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 4 – GET OUT OF TRADITIONAL TOBACCO BUSINESS BY 2010

The Sinsinawa Dominicans, 585 County Road Z, Sinsinawa, WI 53824, claiming beneficial ownership of 75 shares of common stock, together with two co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

WHEREAS, in 1973 a Philip Morris representative stated: “We all know that once a consumer product has been proven by the medical profession to be harmful to the human body, the product will be banned from sales and whatever has been sold will be withdrawn from the trade.” He said, if cigarettes would be “undeniably proven to be harmful and conducive to lung cancer, there will definitely be a ban on cigarette sales worldwide.” Later, in the film, Death in the West, a Philip Morris Vice President declared that, if it were shown cigarettes cause harm, “we would withdraw them.” PMUSA has never disavowed these statements.

Recently PMUSA has promoted itself as socially responsible. It says it shouldn’t be judged by past modes of operating. However, as late as August, 2006, a Federal Judge overseeing the U.S. Government’s lawsuit against it and other tobacco companies ruled it and the others have continually violated racketeering laws by deceiving the public about tobacco dangers. It stated:

1.	They have falsely denied, distorted and minimized significant adverse health consequences of smoking for decades.

2.	They have consistently manipulated nicotine levels in cigarettes, with resulting addictive consequences.

3.	Their own documents and research reveal their continued recognition that smoking causes serious adverse health effects, along with fears how such knowledge might impact litigation.

Meanwhile, other findings indicate that the company does regulate nicotine levels in its cigarettes, corroborating what the Federal Judge alleged.

While acknowledging that a combination of increased taxes on cigarettes and diminished public access to smoking reduces smoking and, therefore, increases public health and, despite its acknowledgement of smoking’s health hazards, PMUSA has lobbied mightily to restrict increases in taxes in various states (BW 09.11.06). This makes the proponents of this resolution convinced the company is not sincere in its stated commitment to reduce smoking among people in general, youth in particular and, especially those addicted to its products.

The findings of the Federal Judge and others show that our company has consistently acted duplicitously in the dissemination of its cigarettes. Despite this, it still has asked the same Judge for permission to continue marketing its alleged “light” and “ultralight” products abroad even though it knows millions of people think they diminish health hazards but do not. This “boundless rapaciousness” has led The Washington Post to opine of this Company’s thinking: “If we can’t continue to defraud Americans into killing themselves … can we at least keep suggesting to billions of people abroad that some cigarettes are safer than others?”

After years of trying to make this Company more socially responsible, the shareholders filing this resolution are left with no alternative but to submit the following:

RESOLVED, that, since it acknowledges the science showing its tobacco products create disease and death, shareholders request the Board of Directors initiate steps to sell or phase out all production, promotion and marketing of its health-hazardous and addictive tobacco products by 2010.

The Board recommends a vote AGAINST this proposal.

The core business of both PM USA and PMI is the marketing and sale of tobacco products. PM USA and PMI believe that the right course is to continue participating in the tobacco industry in the markets in which they operate in a manner that is both effective and responsible. And that is what they are doing – by marketing and selling their products responsibly, by supporting the public health community’s messages about the dangers of smoking, by advocating strong and effective regulation of tobacco products and by working to develop products that may have the potential to reduce the risks of smoking. The companies’ actions demonstrate a commitment to working together with their stakeholders to address the serious public health issues presented by tobacco products.

For years now, the companies have stated that they agree with the public health community that smoking causes serious diseases and is addictive, and they have communicated to their consumers that there is no safe cigarette. In line with these views, the companies have supported strong, comprehensive regulation. While the companies do not believe that tobacco use should be prohibited, they have supported and continue to support measures that would assist public health efforts to reduce the harm caused by tobacco use.

For example, PM USA, alone among the major U.S. tobacco companies, continues to support a legislative framework that would establish a comprehensive regulatory framework for tobacco products, and which would provide for comprehensive and effective regulation of tobacco products by the U.S. Food and Drug Administration (FDA). Internationally, PMI supports strong and effective tobacco regulation, and is the leading advocate among international companies for strong and effective regulation of tobacco products. PMI believes that such regulation should be comprehensive, addressing all aspects of the manufacture, sale, marketing and use of tobacco products, and has communicated its views on this subject to many governments and public health officials around the world, including the European Union as well as the World Health Organization.

PM USA and PMI engage in a range of other activities as part of their efforts to responsibly manufacture, market and sell tobacco products. Both companies support youth smoking prevention programs designed to help prevent children from smoking. Both companies engage in research that is intended to develop products that might reduce the health effects of smoking. And both companies work with government authorities to help combat the sale of contraband and counterfeit cigarettes.

PM USA and PMI compete in the tobacco industry in the countries in which they operate, and they expect to do so effectively and responsibly for many years to come.

Therefore, the Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 5 – ANIMAL WELFARE POLICY

People for the Ethical Treatment of Animals, 501 Front Street, Norfolk, VA 23510, claiming beneficial ownership of 114 shares of common stock, submitted the proposal set forth below.

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet has no publicly available animal welfare policy and is therefore below the industry standard.

However, the disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent.2 Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that two aspects of the video, namely the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept … even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting that basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge to shareholders to support this Resolution.

The Board recommends a vote AGAINST this proposal.

Animal research is an essential step in certain product development and health-and-safety-related testing measures. Altria’s tobacco companies (“the companies”) recognize and understand the sensitivities raised by the use of animals in scientific research. The companies are committed to the humane treatment of laboratory animals in all animal research they conduct or fund. Accordingly, the companies comply with applicable regulations as well as following principles and standards governing animal research that are accepted and employed by many medical research facilities and major consumer products companies.

The companies’ animal research policies and practices are guided by three principles, which are also a key component of the United States Department of Agriculture’s (USDA’s) regulation of animal welfare:

•	To substitute alternative non-animal testing systems in place of live animal testing when feasible.

•	To use the fewest number of animals possible.

•	To develop procedures that limit the potential for discomfort to animals.

[1]	PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.
[2]

In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world.” (http://www.azcentral.com/arizonarepublic/eastvalleyopinions/articles/1021cr-edit21.html)

[3]

The case captioned Covenance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

The companies are also guided by principles or standards set forth by well-respected United States and international scientific bodies, such as the National Institutes of Health Public Service Policy on the Humane Care and Use of Laboratory Animals, the Guidelines of the American Association of Laboratory Animal Science, standards of the Society of Toxicology, and standards of the American Association for the Assessment and Accreditation of Laboratory Animal Care.

Further, the companies comply with all applicable international, national, state, and local laws and regulations, such as USDA Animal Welfare Regulations and the European Union Directive of Animal Experiments. The companies thus adhere to the same animal use and care standards that are widely recognized and implemented in the consumer product industry and the medical research community.

The companies have been and remain willing to share with interested parties their principles regarding animal use and care standards. In addition, the companies are both in the process of developing statements outlining their animal welfare policies and practices, which they plan on publishing on their respective websites later in 2007.

Therefore, the Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

Policies and Procedures

The Board has adopted a policy, attached hereto as Exhibit H, that requires the Company’s executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating and Governance Committee or any other committee designated by the Board of Directors that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve or ratify the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including without limitation the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to the Company, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the New York Stock Exchange Listing Standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated committee determines that the Related Person has a direct or indirect material interest in any such transaction, the committee must review and approve, ratify or disapprove the Related Person Transaction.

In addition to this policy, the Company’s Code of Business Conduct and Ethics for Directors (“Director Code”) and Code of Conduct for Compliance and Integrity (“Code of Conduct”) – both of which are available on the Company’s website – have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company. Similarly, the Code of Conduct requires all officers and employees of the Company to avoid situations where the officer’s or employee’s “personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the company.” (emphasis in original). The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017. You may review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.altria.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2008 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2008 Annual Meeting, presently anticipated to be held on April 24, 2008, notice of the nomination must be received by the Company between October 25 and November 24, 2007. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2008 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company’s By-Laws (which are posted on our website www.altria.com) will be furnished one without charge upon written request to the Corporate Secretary.

G. Penn Holsenbeck

Vice President and Corporate Secretary

March 23, 2007

EXHIBIT A

Corporate Governance Guidelines

Altria Group, Inc.

Corporate Governance Guidelines

Altria Group, Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES

1.	Board Size

The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.	Independence of Directors

The Board shall be comprised of a substantial majority of directors that meet the independence requirements under New York Stock Exchange listing standards and these Corporate Governance Guidelines. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

3.	Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Corporate Governance Committee.

Any nominee in an uncontested election for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

4.	Vacancies

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

5.	Board Membership Criteria

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

6.	Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as a member of the Board. The Board may from time to time determine that it is appropriate to nominate a second member of management to the Board.

7.	Chairman of the Board and Chief Executive Officer

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interest of the Company. The Board currently believes that it is in the best interest of the Company not to split the positions and that the Chief Executive Officer should also serve as the Chairman.

8.	Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is identified in the Company’s proxy statement and on its website. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•	Call meetings of the non-management directors as he or she deems necessary;

•	Serve as a liaison between the Chairman and the non-management directors;

•	Approve agendas and schedules for Board meetings;

•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;

•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

9.	Change in Primary Employment

Non-management directors who retire or change their primary employment must tender their resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

10.	Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

11.	No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Corporate Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies. If a member of the Audit Committee serves on more than three audit committees of public companies, the Board shall determine whether such public service would impair the ability of such member to effectively serve on the Audit Committee.

12.	No Limitations on Terms; Retirement Age

The Board does not believe in term limits or a retirement age for non-management directors because it would deprive the Board of Directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign upon reaching the age of 65.

13.	Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities.

14.	Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as otherwise contemplated by these Guidelines, only at the request of management.

15.	Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have procedures for the handling of communications from stockholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.	BOARD MEETINGS

1.	Frequency of Meetings

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.	Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3.	Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.	Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and Committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.	Agendas

The Chairman proposes the agenda for each meeting of the Board in consultation with the Presiding Director who approves the agenda taking into account suggestions from other members of the Board.

6.	Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each Committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

7.	Executive Sessions

Non-management directors meet in executive session at each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. The Presiding Director presides over the executive sessions.

D.	COMMITTEES OF THE BOARD

1.	Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities. There are currently six Board Committees:

a.	Audit Committee. The Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

b.	Compensation Committee. The Committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

c.	Executive Committee. The Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.

d.	Finance Committee. The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow and the investment of employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

e.	Nominating and Corporate Governance Committee. The Committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each annual meeting of stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, developing and recommending to the Board the Company’s corporate governance guidelines and overseeing the evaluation of the Board and its Committees.

f.	Public Affairs and Social Responsibility Committee. The Committee provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

A full description of the responsibilities of each of the Committees is set forth in the Committee charters that are published on the Company’s website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.	Membership and Chairs of Committees

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board elects the members and Chairs of each Committee at its annual organizational meeting following the Annual Meeting of Stockholders.

The members of the Audit, Compensation and Nominating and Corporate Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the Committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of Committee assignments or Chairs. The Board believes that experience and continuity are more important than rotation.

3.	Committee Agendas, Meetings and Reports to the Board

The Chair of each Committee, in consultation with the other Committee members, shall set meeting agendas and determine the frequency and length of Committee meetings. Each Committee reports its actions and recommendations to the Board.

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.	Annual Evaluation of the Chief Executive Officer

The Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation Committee and the Presiding Director will communicate this evaluation to the Chief Executive Officer.

2.	Succession Planning

The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and evaluating and approving candidates to fill other senior executive positions.

3.	Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit, Compensation, Nominating and Corporate Governance and other Committees of the Board. The Board will discuss the results of the self-evaluations to determine whether the Board and its Committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.	BOARD COMPENSATION

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board.

G.	CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

(Corporate Governance Guidelines)

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship (either directly or as a partner, shareholder or officer of an organization that has a relationship) with the Company or any of its subsidiaries. The Board has established the categorical standards set forth below to assist it in making such determinations.

1)	A director will not be considered independent if the director:

(i)	is, or within the last three years has been, employed by the Company or any of its subsidiaries;

(ii)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

(iii)	receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)	has an immediate family member who receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation as an executive officer of the Company other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(v)	is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries;

(vi)	has an immediate family member who is a current partner of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance or tax compliance (but not tax planning) practice;

(vii)	has within the last three years (but is no longer) been a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(viii)	has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(ix)	is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(x)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(xi)	is a current employee of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any

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single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(xii)	has an immediate family member who is a current executive officer of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2)	Relationships of the following types will not be considered material relationships that would impair a director’s independence:

(i)	charitable donations or pledges made by the Company or its subsidiaries to a charitable organization of which a director is, or within the last three years has been, an executive officer, director, trustee or the equivalent in an amount that, in any single fiscal year, does not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

(ii)	commercial relationships in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not, or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case that does not cross the bright-line tests in Sections 1(xi) and 1(xii) above and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company;

(iii)	membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or another director of the Company;

(iv)	service on the board of another company at which an executive officer or another director of the Company also serves as a board member, except as set forth in Section 1(ix) and 1(x) above; and

(v)	employment by a director at another company, or service on the board of another company by a director, where the independent auditor for such other company is also the independent auditor for the Company.

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EXHIBIT B

Audit Committee Charter

Altria Group, Inc.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors all of whom the Board shall determine meet the “independence” requirements for audit committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal auditors and internal audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. In addition, the Committee shall prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Committee shall have the sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors of the Company (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.	The Committee shall review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the Board on at least an annual basis. As part of such evaluation, the Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors describing:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company;

•	review and evaluate the lead partner and senior members of the independent auditors;

•	assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance;

4.	The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors;

Internal Auditors

5.	The Committee shall, at least annually, evaluate the performance of the Company’s internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Chief Compliance Officer and Compliance Personnel

6.	The Committee shall, at least annually, evaluate the performance of the Company’s compliance function and review and discuss with the chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

7.	The Committee shall meet to review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants (“AICPA”);

8.	The Committee shall meet to review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any items required to be communicated to the Committee by the independent auditors in accordance with existing AICPA guidance;

9.	The Committee shall meet to review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

10.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

11.	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•

any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the consolidated financial statements, including analyses of the effects of alternative United States GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

12.	The Committee shall recommend to the Board whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

13.	The Committee shall discuss, in conjunction with management, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

14.	The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

15.	The Committee shall approve the Company’s Code of Conduct and review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto and the adequacy of resources for compliance;

16.	The Committee shall review the expense reports of executive officers and directors;

17.	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

the Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

18.	The Committee shall prepare a report of the Audit Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

19.	The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit and compliance functions;

20.	The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter; and

21.	The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, as amended, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

Procedures

The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas.

The Committee shall periodically meet separately in executive session with the independent auditors, the internal audit staff, the chief compliance officer, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any independent legal, accounting or other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve fees and retention terms of any legal, accounting or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

EXHIBIT C

Compensation Committee Charter

Altria Group, Inc.

Membership

The Compensation Committee of the Board of Directors of Altria Group, Inc. shall consist entirely of directors who the Board determines (i) are “independent” in accordance with New York Stock Exchange listing standards, (ii) are “non-employee directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to discharge the Board’s responsibilities relating to executive compensation, to produce an annual compensation committee report to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”), and to review the succession plans for the chief executive officer and other senior executives.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•

to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, to evaluate the performance of the chief executive officer in light of these goals and objectives, and determine and approve the compensation of the chief executive officer based on this evaluation;

•

to make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	to review and approve compensation of all executive officers;

•	to monitor compliance by executives with the Company’s stock ownership guidelines;

•

to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•

to review and discuss with management the Company’s disclosures to be included in the Company’s annual proxy statement and annual report on Form 10-K regarding executive compensation matters, including the Company’s disclosures under “Compensation Discussion and Analysis” (“CD&A”) and narrative descriptions of the Committee’s procedures for determining executive compensation;

•	to recommend to the Board whether the Company’s CD&A should be accepted for inclusion in the Company’s annual proxy statement and annual report on Form 10-K;

•	to prepare a report of the Compensation Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

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•

to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any compensation consultants, legal counsel and any other advisors to the Committee as the Committee may deem appropriate including sole authority to approve the fees and other retention terms of any consultants, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the chair of the Committee when it deems appropriate.

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EXHIBIT D

Executive Committee Charter

Altria Group, Inc.

Membership

The Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall have the authority to act for the Board during intervals between Board meetings to the extent permitted by law.

Procedures

The Committee shall meet as often as it deems appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

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EXHIBIT E

Finance Committee Charter

Altria Group, Inc.

Membership

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of this Committee shall be to monitor the financial condition of the Company, oversee the sources and uses of cash flow and the investment of certain employee benefit plan assets and advise the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT F

Nominating and Corporate Governance Committee Charter

Altria Group, Inc.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors, all of whom the Board shall determine are “independent” in accordance with New York Stock Exchange listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•

to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•

to develop guidelines and recommend to the Board a set of corporate governance guidelines and to review and recommend changes to those guidelines used in Annex A of the Corporate Governance Guidelines, as necessary;

•	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

•	to develop and recommend to the Board and oversee an annual self-evaluation process for the Board and the Audit, Compensation and Nominating and Corporate Governance and other Committees of the Board;

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•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT G

Public Affairs and Social Responsibility Committee Charter

Altria Group, Inc.

Membership

The Public Affairs and Social Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee is to provide oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review public policy issues affecting the Company and the Company’s key public policy positions taken around the globe;

•

to offer advice and insights and make recommendations regarding policies, programs, actions and procedures that will assist the Company in responding appropriately to its social responsibilities and the public interest in its affairs;

•

to review key trends in legislation, regulation, litigation, and public debate around the world in order to determine whether the Company should consider additional public affairs and corporate social responsibility actions;

•	to review the state of the Company’s relationships with key stakeholders, how those constituencies view the Company and the issues raised by them;

•	to consider the impact of business operations and business practices on the communities where the Company does business;

•	to review the Company’s policies, programs and activities related to political and charitable contributions;

•	to review significant communications of public affairs and societal alignment initiatives; and

•	to conduct an annual review of the Committee’s performance and periodically assess the adequacy of its charter and recommend changes to the Board as needed.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate legal counsel and other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve related fees and terms of any counsel or advisors to the Committee that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT H

ALTRIA GROUP, INC.

POLICY ON

RELATED PERSON TRANSACTIONS

1.    Introduction

This Policy regarding Related Person Transactions has been adopted by the Board of Directors of Altria Group, Inc. (the “Company”). This Policy is intended to provide guidance to the executive officers and directors of the Company to help them recognize and deal with actual or apparent conflicts of interests that may arise when an executive officer or director has or could have a direct or indirect material interest in a transaction with the Company in which the executive officer or director participates. The Policy also sets forth the guidelines under which certain transactions must be reviewed and approved or ratified by a committee comprised of independent members of the Board of Directors and the disclosure requirements for transactions in which the Company and an executive officer or director participate. The Policy is part of the Company’s commitment to integrity and enhances our Code of Conduct for Compliance and Integrity.

2.    Definitions

For the purposes of this Policy, the following definitions apply:

(a)	“Related Person” means any:

(i)	director or executive officer of the Company;

(ii)	nominee for director;

(iii)	immediate family member(s) of directors, executive officers, or nominees for director; or

(iv)	a beneficial owner (other than a financial or investment institution) of more than 5% of the Company’s voting securities.

(b)	“Related Person Transaction” or “Transaction” means a transaction in which the Company was, or is proposed to be a participant and in which a Related Person has, had or may have a direct or indirect material interest.

(c)	“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director or executive officer of the company.

(d)	“Transaction” means any financial contract, arrangement or relationship, (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

(e)	“Transaction in the Ordinary Course” means any sale or purchase of products or services in the ordinary course of the Company’s business on terms comparable to those provided to unrelated third parties.

3.    Reporting Related Person Transactions

Each director, director nominee and executive officer shall promptly notify the Corporate Secretary in writing of any interest that such person or an immediate family member of such person had, has or may have, in a Related Person Transaction. Any such notice shall include (i) the person’s interest in the Transaction; (ii) whether the Company is a party to the Transaction, and if not, the nature of the Company’s participation in the Transaction; (iii) the parties to the Transaction; (iv) the purpose and timing of the Transaction; and (v) the approximate dollar value of the Related Person’s interest in the Transaction.

H-1

4.    Review, Approval or Ratification

(a)	Other than as set forth in subparagraph (c) of this Section 4, any transaction between the Company and any Related Person will be brought to the attention of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors or any committee designated by the Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed; provided however, that if the Related Person in question is a director or an Immediate Family Member of a director, then such director shall not participate in that determination.

(b)	In assessing the Transaction or proposed transaction involving the Company and a Related Person, the Committee shall consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms of the Transaction, the materiality of the Related Person’s direct or indirect interest in the Transaction, the materiality of the transaction to the Company, the impact of the Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the New York Stock Exchange Listing Standards), and the actual or apparent conflict of interest of the Related Person participating in the Transaction. If the Committee determines that the Related Person has a direct or indirect material interest in any such Transaction, then the Committee shall review, and approve, disapprove or ratify such Transaction.

(c)	The following types of transactions are deemed not to create a material direct or indirect material interest for the Related Person and therefore will not be reviewed by the Committee nor require approval or ratification:

(i)	Transactions not in the Ordinary Course of Business, involving amounts that do not exceed $10,000 when aggregated with all similar Transactions, with the same Related Person;

(ii)	Transactions in the Ordinary Course of Business, involving amounts that do not exceed $120,000;

(iii)	Transactions where the Related Person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the Transaction;

(iv)	Transactions where the Related Person’s interest in the transaction derives solely from his or her direct or indirect ownership in another person (other than a general partnership) which is a party to the Transaction, which ownership interest (when aggregated with the ownership interests of all other Related Persons described in 2(a) (i)-(iii) above in such other person) is less than a ten percent equity interest in such other person;

(v)	Transactions where the Related Person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from the company that are made in accordance with the Company’s matching gift program that is available on the same terms to all employees of the Company;

(vi)	Executive officer compensation arrangements approved by the Company’s Compensation Committee;

(vii)	Director compensation arrangements approved by the Company’s Nominating and Corporate Governance Committee; and

(viii)	Transactions available to all employees generally.

5.    Disclosure

All Related Person Transactions that are not exempt under section 4(c) of this policy shall be disclosed in the Company’s applicable filings to the extent required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules.

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ALTRIA GROUP, INC.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 26, 2007

AND PROXY STATEMENT

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on April 25, 2007.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

			Vote by Internet • Go to the following web site: www.computershare.com/altria/vote • Enter the information requested on your computer screen and follow the simple instructions.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the U.S. or Canada any time by using a touch tone telephone. There is NO CHARGE to you for the call.

•   Outside the U.S. or Canada, call collect 1-781-575-2300.

•   Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. Ú

This proxy when properly executed will be voted as specified. If no specification is made,

this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent auditors and AGAINST each of the stockholder proposals.

+

The Board of Directors recommends a vote FOR:

1. Election of Directors

Mark here to Vote FOR All nominees	☐	Mark here to WITHHOLD vote from All nominees	☐

For All Except -	To withhold a vote for any nominee(s), mark this box with an X. You must also mark the numbered box below corresponding to the list on the reverse side of this card.	☐

WITHHOLD FROM:

01	02	03	04	05	06	07	08	09	10	11

☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Ratification of the Selection of Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote AGAINST:

		For	Against	Abstain
3.	Stockholder Proposal 1 - Cumulative Voting	☐	☐	☐

4.	Stockholder Proposal 2 - Informing Children of Their Rights if Forced to Incur Secondhand Smoke	☐	☐	☐

5.	Stockholder Proposal 3 - Stop All Company- Sponsored “Campaigns” Allegedly Oriented to Prevent Youth From Smoking	☐	☐	☐

6.	Stockholder Proposal 4 - Get Out of Traditional Tobacco Business by 2010	☐	☐	☐

7.	Stockholder Proposal 5 - Animal Welfare Policy	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
1 U P X	0 1 2 2 3 2 1

ALTRIA GROUP, INC. 2007 ANNUAL MEETING OF STOCKHOLDERS Thursday, April 26, 2007 9:00 A.M. Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936	DIRECTIONS The Kraft Foods Inc. Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. You may request a map by calling 1-800-367-5415.

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card or vote your shares over the Internet or by telephone in accordance with instructions provided on the reverse side.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION

IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. Ú

Altria Group, Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting April 26, 2007

Louis C. Camilleri and Charles R. Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Stockholders to be held at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, April 26, 2007, at 9:00 a.m., and at all adjournments thereof.

Election of Directors, Nominees:
01 - Elizabeth E. Bailey 02 - Harold Brown 03 - Mathis Cabiallavetta	04 - Louis C. Camilleri 05 - J. Dudley Fishburn 06 - Robert E. R. Huntley	07 - Thomas W. Jones 08 - George Muñoz 09 - Lucio A. Noto	10 - John S. Reed 11 - Stephen M. Wolf

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 24, 2007, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING